Exhibit 4.2

EVERGREEN SOLAR, INC.
as Issuer
AND
U.S. BANK NATIONAL ASSOCIATION
as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of [•], 2011
TO
INDENTURE
Dated as of [•], 2011

4% Convertible Subordinated Additional Cash Notes due 2020

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Page
Section 15.13 Table of Contents; Headings; Cross-References	102
Section 15.14 Severability Clause	102
Section 15.15 Calculations	102
Section 15.16 Waiver of Jury Trial	102
Section 15.17 Consent to Jurisdiction	102
Section 15.18 Force Majeure	103
EXHIBIT A — FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

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CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT		INDENTURE
SECTION		SECTION
Section	310(a)(1)	10.10
	(a)(2)	10.10
	(a)(3)	N.A. **
	(a)(4)	N.A.
	(a)(5)	10.10
	(b)	10.09
Section	311(a)	10.14
	(b)	10.14
Section	312(a)	11.01; 11.02(a)
	(b)	11.02(b)
	(c)	11.02(c)
Section	313(a)	11.03
	(b)(1)	N.A.
	(b)(2)	11.03
	(c)	1.07; 10.02; 11.03; 15.03
	(d)	11.03
Section	314(a)	1.07; 4.10; 4.14; 11.04; 15.03
	(b)	N.A.
	(c)(1)	15.05(a)
	(c)(2)	15.05(b)
	(c)(3)	N.A.
	(d)	N.A.
	(e)	1.04
	(f)	N.A.
Section	315(a)	10.01(b); 10.03(a)
	(b)	1.07; 10.02; 11.03; 15.03
	(c)	10.01(a)
	(d)	10.01(b)
	(e)	8.13

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**	N.A. means Not Applicable.

TRUST INDENTURE ACT		INDENTURE
SECTION		SECTION
Section	316(a)(last sentence)	15.06
	(a)(1)(A)	8.12
	(a)(1)(B)	8.02(b)
	(a)(2)	N.A.
	(b)	8.08
	(c)	1.05(c)
Section	317(a)(1)	8.04
	(a)(2)	8.05
	(b)	4.04; 10.06

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     FIRST SUPPLEMENTAL INDENTURE, dated as of [•], 2011, by and between Evergreen Solar, Inc., a Delaware corporation, as Issuer (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, the Company has heretofore entered into an Indenture, dated as of [•], 2011 (the “Original Indenture”), with the Trustee;
     WHEREAS, the Original Indenture is incorporated herein by reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the “Indenture”;
     WHEREAS, Section 9.1 of the Original Indenture expressly permits the Company and the Trustee to enter into one or more indentures supplemental thereto for the purpose of establishing the form or terms of Securities (as defined in the Original Indenture) to be issued under the Indenture without the consent of the Holders of any Outstanding Securities (each as defined in the Original Indenture);
     WHEREAS, for its lawful corporate purposes, the Company hereby proposes to create under the Indenture an additional series of Securities to be designated as the Company’s 4% Convertible Subordinated Additional Cash Notes due 2020 in an initial aggregate principal amount of $[•]1 (herein called the “Initial Securities” and together with any Additional Securities, the “Securities”) of the tenor and amount hereinafter set forth, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this First Supplemental Indenture; and
     WHEREAS, all acts and things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this First Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with the terms of the Securities and this First Supplemental Indenture, have been done and performed, and the issue hereunder of the Securities has in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     Section 1.01 Definitions Generally. For all purposes of this First Supplemental Indenture:

[1]	To be determined by 2013 Notes exchange offer.

               (i) all capitalized terms contained in this First Supplemental Indenture shall, except as specifically provided herein or except as the context may otherwise require, have the meanings given to such terms in the Original Indenture;
               (ii) in the event of any inconsistency between the Original Indenture and this First Supplemental Indenture, this First Supplemental Indenture shall govern;
               (iii) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;
               (iv) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
               (v) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and
               (vi) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
     Section 1.02 Additional Definitions. Solely with respect to the Securities, the following definitions shall be added to Section 1.1 of the Original Indenture and replace any existing definitions (as applicable) in the Original Indenture, each in appropriate alphabetical order. Unless the context otherwise requires, the following terms shall have the following meanings:
     “2013 Notes” means the Company’s 4% Senior Convertible Notes due 2013.
     “2015 Notes” means the Company’s 13% Convertible Senior Secured Notes due 2015.
     “2017 Notes” means the Company’s 7.5% Convertible Senior Secured Notes due 2017.
     “Act” when used with respect to any Holder, has the meaning specified in Section 1.05.
     “Additional Amount” has the meaning specified in Section 6.07(a).
     “Additional Interest” means all amounts, if any, payable pursuant to Section 8.03 hereof.
     “Additional Securities” means an unlimited maximum aggregate principal amount of Securities (other than the Initial Securities) issued under this Indenture.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Members” has the meaning specified in Section 3.09(a).

     “Applicable Conversion Rate” means the Conversion Rate in effect at any given time.
     “Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board; provided that, with respect to clause (2) of the definition of Change in Control, “Board of Directors” means the board of directors of the Company.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary or the general counsel of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to close or be closed.
     “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
     “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.
     “Change in Control” means the occurrence of any of the following events at any time after the Securities are originally issued:
     (1) the consummation of any transaction the result of which is that any “person” or “group” of related “persons” is or becomes the “beneficial owner” of more than 50% of the voting power of the Company’s Capital Stock entitled to vote generally in the election of the Company’s Board of Directors (or comparable body), other than solely by virtue of ownership of the Securities, the 2013 Notes, the 2015 Notes and the 2020 Notes; or
     (2) the first day on which a majority of the members of the Company’s Board of Directors (or comparable body) are not Continuing Directors (or comparable persons if the Company is not a corporation on the date of determination); or
     (3) the consolidation or merger of the Company with or into any other Person, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any “person,” other than:
          (a) in any transaction:
               (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and
               (ii) pursuant to which the holders of 50% or more of the total voting power of all outstanding shares of the Company’s Capital Stock entitled to vote generally in the election of directors (or comparable body) immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all outstanding shares of the Capital Stock entitled to vote generally in the election of directors (or comparable body) of the continuing, surviving or transferee Person (or any parent thereof) immediately after giving effect to such transaction; or
          (b) any consolidation, merger or sale, lease, conveyance or other disposition to any Person the primary purpose of which is to effect the Company’s redomiciling; or
     (4) the Company’s stockholders approve a plan relating to the liquidation or dissolution of the Company.
     For purposes of this definition, (i) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, (ii) “group” has the meaning it has in Sections 13(d) and 14(d) of the Exchange Act and (iii) “person” is used with the same meaning as that used within Rule 13d-3 under the Exchange Act.
     However, in the case of a consolidation or merger, a Change in Control will be deemed not to have occurred if at least 90% of the consideration for the Common Stock in the transaction or transactions (other than cash payments for fractional shares of Common Stock and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Change of Control under clause (3) of this definition of Change in Control consists of common stock or certificates representing common equity interests traded or to be traded immediately following such transaction on a U.S. national securities exchange, and, as a result of the transaction or transactions, the Securities become convertible solely into such common stock or certificates representing common equity interests (and any rights attached thereto) and other applicable consideration pursuant to Section 6.05.
     “Close of Business” means 5:00 p.m., New York City time.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” means the common stock, $0.01 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

     “Company Conversion Notice” has the meaning specified in Section 6.10(b).
     “Company Order” means a written order signed in the name of the Company (a) by its chairman of the Board of Directors, its vice chairman of the Board of Directors, its chief executive officer, its president, or any of its vice presidents, and (b) by its principal financial officer, its treasurer, any assistant treasurer, its secretary, or any assistant secretary, and delivered to the Trustee.
     “Company Website” means, as of any date of determination, the principal website maintained by the Company on the Internet, which is located at http://www.evergreensolar.com as of the date hereof.
     “Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors (or comparable body) who:
     (1) was a member of the Company’s Board of Directors on the date of this Indenture; or
     (2) was nominated for election or elected to the Company’s Board of Directors (or comparable body) with the approval of a majority of the Continuing Directors (or comparable persons if the Company is not a corporation on the date of determination) who were members of the Company’s Board of Directors (or comparable body) at the time of the nomination or election of such new director (or comparable person if the Company is not a corporation on the date of determination).
     “Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.
     “Conversion Date” has the meaning specified in Section 6.02(b).
     “Conversion Notice” has the meaning specified in Section 6.02(b).
     “Conversion Price” means, per share of Common Stock, $1,000 divided by the Applicable Conversion Rate, rounded to the nearest cent, subject to adjustment as set forth herein.
     “Conversion Rate” means initially 229.8851 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of this Indenture, located at 633 West 5th Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services (Evergreen Solar, Inc., 4% Convertible Subordinated Additional Cash Notes).
     “Coupon Make Whole Payment” has the meaning specified in Section 6.08(a).
     “Custodian” means U.S. Bank National Association, as custodian with respect to the Securities in global form, or any successor entity.

     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means DTC until a successor depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.
     “Designated Senior Indebtedness” means the obligations of the Company under (1) the 2015 Notes, (2) the 2017 Notes and (3) any Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture; provided that such instrument, agreement or other document may place limitations and conditions on the right of the Senior Indebtedness to exercise the rights of holders of Designated Senior Indebtedness.
     “DTC” means The Depository Trust Company.
     “Event of Default” has the meaning specified in Section 8.01.
     “Ex-Dividend Date” means, for the purposes of Section 6.04, the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the relevant distribution, dividend or issuance.
     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Expiration Date” has the meaning specified in Section 6.04(f).
     “Expiration Time” has the meaning specified in Section 6.04(f).
     “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture), provided that with respect to any such price less than $5,000,000, only the good faith determination of the Company’s chief executive officer or chief financial officer will be required.
     “First Supplemental Indenture” has the meaning specified in the preamble hereof.
     “Fundamental Change” means a Change in Control or a Termination of Trading.
     “Fundamental Change Notice” has the meaning specified in Section 5.01(b).
     “Fundamental Change Purchase Date” has the meaning specified in Section 5.01(a).
     “Fundamental Change Purchase Notice” has the meaning specified in Section 5.01(c)(i).
     “Fundamental Change Purchase Price” has the meaning specified in Section 5.01(a).
     “Fundamental Change Purchase Right” has the meaning specified in Section 5.01(a).

     “GAAP” means generally accepted accounting principles in the United States of America, which are in effect from time to time. Except as otherwise specifically provided for herein, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on the date of such determination.
     “Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof, which shall constitute “Global Securities” pursuant to the Original Indenture.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Indebtedness” means:
     (1) all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise, (A) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (B) evidenced by credit or loan agreements, bonds, debentures, notes, indentures or similar instruments, or incurred in connection with the acquisition of any property, services or assets, whether or not the recourse of the lender is to the whole of the Company’s assets or to only a portion thereof, other than any account payable or other accrued current liability or obligation to trade creditors representing the purchase price or cost of materials or services obtained in the ordinary course of business;
     (2) all of the Company’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guarantees of contractual performance;
     (3) all of the Company’s obligations and other liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the Company’s balance sheet or for a financing purpose;
     (4) all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s payment obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;
     (5) all of the Company’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;
     (6) all of the Company’s direct or indirect guaranties or similar agreements by the Company in respect of, and all of the Company’s payment obligations or monetary liabilities, contingent or otherwise, to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kinds described in clauses (1) through (5);
     (7) all indebtedness or other obligations of the kinds described in clauses (1) through (5) secured by any mortgage, pledge, lien or other encumbrance existing on property that is owned or held by the Company, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by the Company; and
     (8) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (1) through (7).
     “Indenture” has the meaning specified in the second paragraph of the Recitals of the Company and includes, for all purposes, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument.
     “Initial Securities” has the meaning specified in the fourth paragraph of the Recitals of the Company.
     “Interest Payment Date” means each January 15 and July 15 of each year, beginning July 15, 2011.
     “Issue Date” means the date on which the Securities are originally issued under this Indenture.
     “Junior Securities” means (1) shares of Common Stock and (2) securities of the Company which are subordinated in right of payment to all Senior Indebtedness (and any guarantees in respect thereof) and any securities issued in exchange for, or on account of, Senior Indebtedness (and any guarantees in respect thereof) to substantially the same extent as, or to a greater extent than, the Securities, have a stated maturity date that is the same or greater than the 2015 Notes, and do not require any prepayment, repurchase or redemption prior to the stated maturity date of the 2015 Notes (other than redemptions or repurchases in respect of changes in control on terms that are market terms on the date of issuance).
     “Last Reported Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one, the average of the average bid and the average ask prices) on that day as reported on The Nasdaq Stock Market or other principal U.S. securities exchange on which shares of Common Stock are traded. If the Common Stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of the Common Stock will be the last quoted bid price per share of Common Stock in the over-the-counter market on the relevant date as reported by the Pink OTC Markets Inc. or similar organization selected by the Company. If shares of Common Stock are not so quoted, the “Last Reported Sale Price” of the Common Stock will be as determined by a U.S. nationally recognized securities dealer retained by the Company for that purpose (which may be an underwriter of or dealer manager with respect to securities of the Company, or one of such underwriter’s or dealer manager’s Affiliates). The “Last Reported Sale Price” of the Common Stock will be determined without reference to extended or after hours trading.

     “Mandatory Conversion” has the meaning specified in Section 6.10(a).
     “Mandatory Conversion Date” has the meaning specified in Section 6.10(c)(i).
     “Market Disruption Event” means (1) a failure by the primary U.S. exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence for more than one-half hour period in the aggregate on any Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating solely to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.
     “Maturity Date” means July 15, 2020.
     “Maximum Percentage” has the meaning specified in Section 6.17.
     “Notice of Default” means written notice provided to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of Securities outstanding of a Default by the Company, which notice must specify the Default, demand that it be remedied and expressly state that such notice is a “Notice of Default.”
     “Officers’ Certificate” means, with respect to the Company, a certificate signed (1) by its chairman of the Board of Directors, any vice chairman of the Board of Directors, its chief executive officer, its president, or any vice president, and (2) by its principal financial officer, its principal accounting officer, its treasurer, any assistant treasurer, its secretary, or any assistant secretary, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 4.14 shall be the principal executive, financial or accounting officer of the Company.
     “Open of Business” means 9:00 a.m., New York City time.
     “Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company.
     “Original Indenture” has the meaning specified in the first paragraph of the Recitals of the Company.
     “Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal amount of, interest (including Additional Interest, if any) on, or the Fundamental Change Purchase Price, Redemption Price or cash payments in respect of the Additional Amount or Coupon Make Whole Payments of, any Securities on behalf of the Company. U.S. Bank National Association shall initially be the Paying Agent.
     “Payment Blockage Notice” has the meaning specified in Section 14.03(b).
     “Payment Blockage Period” has the meaning specified in Section 14.03(b).
     “Payment Default” has the meaning specified in Section 14.03(a).

     “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
     “Physical Securities” means certificated Securities in registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.
     “Prospectus” means that certain Prospectus dated [•], 2011 with respect to the exchange offer of the Securities for the outstanding 2013 Notes.
     “Public Spin-Off” has the meaning specified in Section 6.04(d).
     “Public Spin-Off Valuation Period” has the meaning set forth in Section 6.04(d).
     “Redemption Date” means the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 7.
     “Redemption Notice” has the meaning specified in Section 7.03.
     “Redemption Price” has the meaning specified in Section 7.01(b).
     “Reference Property” has the meaning specified in Section 6.05.
     “Regular Record Date” means, with respect to the payment of interest on the Securities (including Additional Interest, if any), the Close of Business on January 1 or July 1, as the case may be, immediately preceding the relevant Interest Payment Date.
     “Restricted Global Security” means a Global Security representing Restricted Securities.
     “Restricted Security” means a Security that is subject to resale restrictions pursuant to the Securities Act in the hands of a non-Affiliate of the Company. The Initial Securities do not constitute Restricted Securities.
     “Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Security” has the meaning specified in the fourth paragraph of the Recitals of the Company, and includes the Initial Securities and any Additional Securities, as the case may be, authenticated and delivered under this First Supplemental Indenture, including any Global Securities. The Initial Securities and Additional Securities shall be treated as a single series for purposes of this Indenture.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 3.06(a).

     “Senior Indebtedness” means the principal of, premium, if any, interest, including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with (1) the 2015 Notes (and any guarantees in respect thereof), (2) the 2017 Notes (and any guarantees in respect thereof), and (3) the Company’s Indebtedness, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture, other than the Company’s 2013 Notes, or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refunding of, or amendments, modifications or supplements to, the foregoing. “Senior Indebtedness” does not include:
          (a) the 2013 Notes;
          (b) Indebtedness that expressly provides that such Indebtedness will not be senior in right of payment to the Securities or expressly provides that such Indebtedness is on parity with or junior in right of payment to the Securities; and
          (c) any Indebtedness to any of the Company’s Subsidiaries, other than Indebtedness to such Subsidiaries arising by reason of guarantees by the Company of Indebtedness of any such Subsidiary to a Person that is not a Subsidiary of the Company.
     “Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” within the meaning specified in Rule 1-02(w) of Regulation S-X promulgated by the Commission under the Exchange Act as in effect as of the Issue Date.
     “Subsequent Pricing Mechanism” has the meaning specified in Section 6.07(b).
     “Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
     “Successor Company” has the meaning specified in Section 9.01(a).
     “Termination of Trading” means the termination of trading of the Common Stock (or other common equity interests (or certificates representing common equity interests) into which the Securities are then convertible), which will be deemed to have occurred if the Common Stock (or other common equity interests (or certificates representing common equity interests) into which the Securities are then convertible) is not listed on a U.S. national securities exchange.
     “Trading Day” means a day during which (1) trading in the Common Stock generally occurs, (2) there is no Market Disruption Event and (3) a Last Reported Sale Price for the Common Stock (other than a Last Reported Sale Price referred to in the third sentence of such definition) is available for such day; provided that if the Common Stock is not admitted for trading or quotation on or by any exchange, bureau or other organization referred to in the definition of Last Reported

Sale Price (excluding the third sentence of that definition), “Trading Day” will mean any Business Day.
     “Trailing Pricing Mechanism” has the meaning specified in Section 6.07(b).
     “Transfer Restriction Legend” has the meaning specified in Section 2.05.
     “Trigger Price” means a price per share of Common Stock determined based on the following formula:

where,

TP=	the Trigger Price;

CR0=	the Applicable Conversion Rate then in effect; and

XR=	[•][2]
     “Trigger Event” has the meaning specified in Section 6.04(d).
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
     “Trust Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.
     “Unrestricted Global Security” means a Global Security that is not a Restricted Security.
     “Unrestricted Security” means a Security that is not a Restricted Security.
     “U.S.” means the United States of America.

[2]	4% Clearing Exchange Ratio to be determined as specified in the Description of New 4% Notes.

     “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
     “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
     “VWAP” means the price per share of Common Stock on any Trading Day as is displayed under the heading “Bloomberg VWAP” on Bloomberg page “ESLR <equity> AQR” (or its equivalent successor service or page if such service or page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day. If such price is not available, the VWAP means the market value of one share of Common Stock on such Trading Day as determined by a nationally recognized independent investment banking firm (which may be an underwriter of or dealer manager with respect to securities of the Company, or one of such underwriter’s or dealer manager’s Affiliates) retained for this purpose by the Company.
     Section 1.03 Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the Trust Indenture Act, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the Trust Indenture Act required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following Trust Indenture Act terms used in this Indenture have the following meanings:
     “Commission” means the Securities and Exchange Commission;
     “indenture securities” means the Securities;
     “indenture security holder” means a Holder;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the indenture securities means the Company and any successor obligor on the Securities.
     All other terms used in this Indenture that are defined in the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by any Commission rule or regulation and not otherwise defined herein have the meanings assigned to them therein.
     Section 1.04 Compliance Certificates and Opinions. Section 1.2 of the Original Indenture is hereby amended and restated with respect to the Securities (but not with respect to any other series of Securities (as defined in the Original Indenture)) as follows:
     “Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.
     In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or certificates of public officials.”
     Section 1.3 of the Original Indenture shall not apply with respect to the Securities.
     Section 1.05 Acts of Holders; Record Dates. Section 1.4 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 1.05 shall apply with respect to the Securities.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by their agents duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 10.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.
          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 11.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.
          (d) The ownership of Securities shall be proved by the Security Register.
          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 1.06 Notices, Etc., to Trustee and Company. Section 1.5 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 1.06 shall apply with respect to the Securities.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
               (i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its applicable Corporate Trust Office; or
               (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in Section 15.03, or at any other address previously furnished in writing to the Trustee by the Company, to the attention of the chief financial officer of the Company.
     Section 1.07 Notice to Holders; Waiver. Section 1.6 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 1.07 shall apply with respect to the Securities.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered in person,

mailed using the U.S. postal system, first-class postage prepaid, delivered by facsimile, with confirmation of transmission, or delivered by overnight courier, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any such notice will be deemed to have been given at the time delivered, if delivered in person; on the fifth day after being mailed using the U.S. postal system; upon confirmation of transmission, if delivered by facsimile; or the next Business Day, if sent by overnight courier. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee or as otherwise provided in this Indenture shall constitute a sufficient notification for every purpose hereunder.
     Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by facsimile, with confirmation of transmission.
     Section 1.08 Benefits of Indenture. Section 1.11 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 1.08 shall apply with respect to the Securities.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
ARTICLE 2
SECURITY FORMS
     Article 2 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 2 shall apply with respect to the Securities.
     Section 2.01 Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Code and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

     The Securities shall initially be issued in the form of one or more Global Securities in registered form in substantially the form set forth in this Article 2. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.
     Section 2.02 Form of Face of Security.
     [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3
     [THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
     (1) REPRESENTS, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE

[3]	This legend is to be included only if the Security is a Global Security.

MEANING OF RULE 144A) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF EVERGREEN SOLAR, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR ANY SHARES OF COMMON STOCK ISSUED UPON CONVERSION OF A SECURITY PRIOR TO DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
          (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR
          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
          (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A, OR
          (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144, IF AVAILABLE.
     PRIOR TO ANY OFFER, SALE, PLEDGE OR TRANSFER PURSUANT TO CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]4

[4]	This legend is to be included only if the Security is a Restricted Security.

4% Convertible Subordinated Additional Cash Notes due 2020

NO. [ ]	U.S. $[ ]
CUSIP NO. [     ]
     Evergreen Solar, Inc., a Delaware corporation (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [          ], or registered assigns, the principal sum of [     ] UNITED STATES DOLLARS (U.S. $[     ]) (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary and in accordance with the below referred Indenture) on July 15, 2020. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
     The issue date of this Security is [          ].5
     Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder the right to convert this Security into shares of Common Stock of the Company and to the ability and obligation of the Company to purchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.
     This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.
     This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EVERGREEN SOLAR, INC.

By:

[5]	The Issue Date for the Initial Securities and the date of issuance for any Additional Securities.

Name:

Title:

     Section 2.03 Form of Reverse of Security.
EVERGREEN SOLAR, INC.
4% Convertible Subordinated Additional Cash Notes due 2020
     This Security is one of a duly authorized issue of Securities of the Company, designated as its 4% Convertible Subordinated Additional Cash Notes due 2020 (the “Securities”) issued or to be issued under and pursuant to the Indenture dated as of [•], 2011, as amended by the First Supplemental Indenture dated as of [•], 2011 (the “First Supplemental Indenture”) (such Indenture, as amended by the First Supplemental Indenture and as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.
     Interest. The Securities will bear interest at a rate of 4% per year. Interest on the Securities will accrue from and including the issue date, or from the most recent date to which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on each Interest Payment Date, beginning July 15, 2011. Pursuant to Section 8.03 of the First Supplemental Indenture, in certain circumstances, the Holders of Securities shall be entitled to receive Additional Interest.
     Interest (including Additional Interest, if any) will be paid to the person in whose name a Security is registered at the Close of Business on the January 1 or July 1, as the case may be, immediately preceding the relevant Interest Payment Date; provided that on the Maturity Date, interest will be paid to the Person to whom the principal amount is paid, regardless of whether such Person is the Holder of record.
     Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months.
     Interest will cease to accrue on the Securities upon their maturity, conversion, redemption or repurchase.
     Ranking. The Securities constitute unsecured subordinated obligations of the Company.
     The Company agrees, and each Holder of this Security by accepting this Security agrees, that the indebtedness evidenced by this Security is subordinated in right of payment, to the extent and in the manner provided in Article 14 of the First Supplemental Indenture, to the prior payment in full

(other than contingent indemnification obligations for which no claim has been asserted) in cash or other consideration satisfactory to holders of Senior Indebtedness of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.
     Purchase at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to purchase the Securities, in whole or in part, if a Fundamental Change occurs at any time prior to the Maturity Date. The Fundamental Change Purchase Price at which the Securities may be purchased shall be payable in cash and shall be equal to 100% of the principal amount of the Securities purchased plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date (subject to certain exceptions set forth in the Indenture).
     Withdrawal of Fundamental Change Purchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
     Payment of Fundamental Change Purchase Price. If money sufficient to pay the Fundamental Change Purchase Price of all Securities or portions thereof to be purchased on a Fundamental Change Purchase Date is deposited with the Paying Agent on the Fundamental Change Purchase Date, such Securities will cease to be outstanding and interest will cease to accrue on such Securities (or portions thereof) immediately after such Fundamental Change Purchase Date and the Holder thereof shall have no other rights as such (other than the right to receive the Fundamental Change Purchase Price upon surrender of such Security).
     Conversion. Subject to and in compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, to convert the principal amount hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into shares of Common Stock at the Applicable Conversion Rate. The initial Conversion Rate is 229.8851 shares of Common Stock per $1,000 principal amount of Securities (equivalent to a Conversion Price of approximately $4.35), subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will issue shares of Common Stock as set forth in the Indenture. No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Securities for conversion. Securities in respect of which a Holder is exercising its right to require purchase on a Fundamental Change Purchase Date may be converted only if such Holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
     In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, purchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.
     Additional Amount Upon Conversion. Holders will also receive an Additional Amount upon conversion of $300 per $1,000 principal amount of converted Securities, paid (i) for conversions at the Holder’s option, in shares of Common Stock valued pursuant to the Trailing Pricing Mechanism, or, at the Company’s option, in cash, subject to 11 Trading Days having elapsed following notice of any election to pay in cash or, following any such cash election, notice of any election to pay in shares of Common Stock, as described in and subject to certain exceptions set forth in the Indenture, and (ii) for conversions at the option of the Company, in shares of Common Stock valued pursuant to the Subsequent Pricing Mechanism, or, at the Company’s option, in cash, as described in and subject to certain exceptions set forth in the Indenture. At any time after the one year anniversary of the Issue Date, the Company may, at its option, terminate the Holders’ right to receive the Additional Amount upon conversion. The Company may only pay the Additional Amount in cash after the 2015 Notes and the 2017 Notes are no longer outstanding.
     Coupon Make Whole Payment in Connection with a Voluntary Conversion. If a Holder hereof elects to convert some or all of its Securities on or prior to January 15, 2015, such Holder will receive a Coupon Make Whole Payment for the Securities being converted equal to the aggregate amount of interest payments that would have been payable on such converted Securities from the last day through which interest was paid on the Securities, or the issue date if no interest has been paid, to and including January 15, 2015, paid in shares of Common Stock valued pursuant to the Trailing Pricing Mechanism, or, at the Company’s option, in cash, subject to 11 Trading Days having elapsed following notice of any election to pay in cash or, following any such cash election, notice of any election to pay in shares of Common Stock, as described in and subject to certain exceptions set forth in the Indenture. The Company may only make this Coupon Make Whole Payment in cash after the 2015 Notes and the 2017 Notes are no longer outstanding.
     Conversion at the Option of the Company. At any time on or prior to the Maturity Date, the Company may elect to convert some or all of the Securities if the Last Reported Sale Price of the Common Stock is greater than or equal to the Trigger Price for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date of the Company Conversion Notice.
     Coupon Make Whole Payment in Connection with Conversion at the Option of the Company. If the Company elects to convert some or all of the Securities on or prior to January 15, 2015, Holders will receive a Coupon Make Whole Payment upon such conversion equal to the aggregate amount of interest payments that would have been payable on such converted Securities from the last day through which interest was paid on the Securities, or the Issue Date if no interest has been paid, to and including January 15, 2015, paid in shares of Common Stock valued pursuant to the Subsequent Pricing Mechanism, or, at the Company’s option, in cash, as described in and subject to certain to certain exceptions set forth in the Indenture. The Company may only make this Coupon Make Whole Payment in cash after the 2015 Notes and the 2017 Notes are no longer outstanding.
     Limitations on Conversion. The Company will not effect any conversion of the Securities (including any Mandatory Conversion), and Holders of the Securities will not have the right to convert any portion of the Securities, to the extent that, after giving effect to such conversion, a Holder (together with such Holder’s Affiliates) would beneficially own in excess of 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.
     If the Company is unable to exercise its option to convert some or all of the Securities of any Holder due to the limitations described above, then the Company will have the right at any time to redeem the Securities held by such Holder that the Company is not permitted to convert at a redemption price equal to 100% of the principal amount of Securities being redeemed, together with accrued and unpaid interest (including Additional Interest, if any), on the principal amount of the Securities redeemed, to but excluding the Redemption Date (subject to certain exceptions set forth in the Indenture). The Company may only redeem the Securities after the 2015 Notes and the 2017 Notes are no longer outstanding.
     Redemption at the Option of the Company. The Securities are redeemable in whole or in part at any time on or after January 15, 2015, at the option of the Company. The Redemption Price at which the Securities are redeemable shall be payable in cash and shall be equal to 100% of the principal amount of Securities being redeemed, together with accrued and unpaid interest (including Additional Interest, if any), on the principal amount of the Securities redeemed, to but excluding the Redemption Date (subject to certain exceptions set forth in the Indenture). The Company may only redeem the Securities after the 2015 Notes and the 2017 Notes are no longer outstanding.
     [Rule 144A Information. If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file all reports, if any, as would be required by the provisions of Section 314(a) of the Trust Indenture Act with the Trustee and will furnish to holders, beneficial owners and prospective purchasers of the Securities or shares issuable upon conversion of the Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.]6
     Acceleration of Maturity. If an Event of Default shall occur and be continuing, the principal amount plus interest (including Additional Interest, if any) through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
     Modification and Amendment with Consent of Holders; Waiver of Past Defaults. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     Limitation on Suits. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given written notice to the Trustee of a continuing Event of Default with

[6]	This portion is to be included only if the Security is a Restricted Security.

respect to the Securities, the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security and indemnity reasonably satisfactory to it, the Trustee shall not have received from the Holders of a majority in aggregate principal amount of outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding within 60 days after receipt of such request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security in the case of an Event of Default under Sections 8.01(a) or 8.01(b) of the First Supplemental Indenture.
     Unconditional Rights of Holders to Receive Payment. No reference herein to the Indenture and no provision of this Security or of the Indenture shall impair or affect adversely the right of any Holder, which is absolute and unconditional, to receive payment of the principal amount, Fundamental Change Purchase Price, Redemption Price, Additional Amount or Coupon Make Whole Payments in respect of, and interest (including Additional Interest, if any) on, this Security and to convert this Security, or to bring suit for the enforcement of such payment.
     Registration of Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     No service charge shall be made for any such registration of transfer or exchange, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     Denominations. The Securities are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 in excess thereof, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     Governing Law. The Indenture and this Security shall be governed by, and construed in accordance with, the laws of the State of New York.
     Defined Terms. All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SCHEDULE OF EXCHANGES OF SECURITIES7
Evergreen Solar, Inc.
4% Convertible Subordinated Additional Cash Notes due 2020
     The following exchanges, purchases or conversions of a part of this Global Security have been made:

Principal amount of
	Amount of	Amount of increase	this Global	Signature of
	decrease in	in principal amount	Security following	authorized
Date of Decrease or	principal amount of	of this Global	such decrease (or	signatory of
Increase	this Global Security	Security	increase)	Trustee

[7]	This schedule is to be included only if the Security is a Global Security.

ASSIGNMENT FORM
     If you want to assign this Security, fill in the form below and have your signature guaranteed:
     I or we assign and transfer this Security to:
     (Print or type name, address and zip code and social security or tax ID number of assignee)
     and irrevocably appoint ___________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
     [In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the issue date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:
     Check One Box
     (1) ☐ to the Company or a subsidiary thereof; or
     (2) ☐ to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act;
     (3) ☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or
     (4) ☐ pursuant to another available exemption from the registration requirements of the Securities Act.
     Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) or (4) is checked, the Company may require (and shall deliver to the Trustee and the Security Registrar), prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.10 of the First Supplemental Indenture shall have been satisfied.] 8

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:______________________
     NOTE: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[8]	This portion is to be included only if the Security is a Restricted Security.

[TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

     NOTICE: To be executed by an executive officer.] 9

[9]	This portion is to be included only if the Security is a Restricted Security.

CONVERSION NOTICE
     If you want to convert this Security into Common Stock of the Company, check the box: ☐
     To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):
     $_______________________
     If you want the share certificate, if any, made out in another person’s name, fill in the form below:
     (Insert other person’s social security or tax ID no.)
     Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of this Security that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of such Holder’s Affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 6.17 of the First Supplemental Indenture.
     (Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:_______________________
     NOTE: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     Section 2.04 Form of Trustee’s Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:

Authorized Signatory
     Section 2.05 Legend on Restricted Securities. During the period beginning on the issue date and ending on the later of (1) one year after the issue date or such shorter period of time as permitted by Rule 144 under the Act or any successor provision thereunder and (2) such later date, if any, as may be required by applicable law, any Restricted Security, including any Security issued in exchange therefor or in lieu thereof, shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02 (the “Transfer Restriction Legend”); provided, however, that the term “Restricted Security” shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.06. All Restricted Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Sections 3.06 and 3.10, the Trustee shall not issue any unlegended Security until it has received an Officers’ Certificate from the Company directing it to do so.
ARTICLE 3
THE SECURITIES
     Section 3.01 Title and Terms; Payments. The aggregate principal amount of Initial Securities that may be authenticated and delivered under this Indenture is limited to $[•]10 and the aggregate principal amount of Additional Securities is unlimited, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.05, 3.06, 3.07, 3.10, 5.05 or 7.07. The Initial Securities shall be issued as Unrestricted Securities without any restriction on transfer under the U.S. federal securities laws in reliance on an effective registration statement on Form S-4 or Form S-3, as applicable.

[10]	To be determined by 2013 Notes exchange offer.

     The Securities shall be known and designated as the “4% Convertible Subordinated Additional Cash Notes due 2020” of the Company. The principal amount shall be payable at the Maturity Date.
     The principal amount of, and interest on, Global Securities registered in the name of the Depositary or its nominee shall be paid by wire transfer in immediately available funds to the Depositary or its nominee, as applicable.
     The principal amount of Physical Securities shall be payable in cash at the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Interest on Physical Securities will be payable (i) to Holders having an aggregate principal amount of $1,000,000 or less of Securities, by check mailed to such Holders at the address set forth in the Security Register and (ii) to Holders having an aggregate principal amount of more than $1,000,000 of Securities, either by check mailed to such Holders or, upon application by a Holder to the Security Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Security Registrar to the contrary in writing.
     There are no provisions for payment of Defaulted Interest on the Securities. Accordingly, Section 3.7 of the Original Indenture shall not apply with respect to the Securities.
     Section 3.02 Ranking. The Securities constitute unsecured subordinated obligations of the Company.
     Section 3.03 Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.
     Section 3.04 Execution, Authentication, Delivery and Dating. Section 3.3 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 3.04 shall apply with respect to the Securities.
     The Securities shall be executed on behalf of the Company by its chairman of the Board of Directors, any of its vice chairmen of the Board of Directors, its chief executive officer, its president, any of its vice presidents, its principal financial officer or its treasurer.
     Securities bearing the manual or facsimile signatures of an individual who was at any time a proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.
     On the Issue Date, the Company shall issue, and the Trustee shall authenticate and make available for delivery, the Initial Securities for original issue in the aggregate principal amount of up to $[•]11. After the Issue Date, the Company may issue, and the Trustee shall authenticate and make available for delivery, Additional Securities issued pursuant to Section 3.12. The Trustee shall so authenticate and make available for delivery Securities upon receipt of a Company Order. The Company Order shall specify the amount of Securities to be authenticated, shall specify whether such Securities will be represented by a Restricted Global Security or an Unrestricted Global Security, and shall specify the date on which each original issue of Securities is to be authenticated; provided that any Initial Securities shall be issued in the form of an Unrestricted Global Security. The Trustee, in accordance with such Company Order, shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.
     The Company at any time and from time to time may, without the consent of any Holder, issue Additional Securities pursuant to Section 3.12, which Additional Securities shall be entitled to all of the benefits of this Indenture. Such Additional Securities will be deemed Securities for all purposes hereunder, including, without limitation, in determining the necessary Holders who may Act or consent to the taking of an Act of the Holders as specified in this Indenture.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
     Section 3.05 Temporary Securities. Section 3.4 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 3.05 shall apply with respect to the Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, that any such temporary Securities shall bear legends on the face of such Securities as set forth in Section 2.02.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Physical Securities of authorized denominations. Until so exchanged, the temporary

[11]	To be determined by 2013 Notes exchange offer.

Securities shall in all respects be entitled to the same benefits under this Indenture as Physical Securities.
     Section 3.06 Registration; Registration of Transfer and Exchange. Section 3.5 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 3.06 shall apply with respect to the Securities.
          (a) The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided. The Company may act as Security Registrar and at any time appoint a new Security Registrar without prior notice to Holders.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 4.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.10).
     At the option of the Holder and subject to the other provisions of this Section 3.06 and to Section 3.10, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Securities.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company and the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.05 not involving any transfer.

     Neither the Company nor the Security Registrar shall be required to exchange or register a transfer of any Security (i) that has been surrendered for conversion or selected for redemption or (ii) as to which a Fundamental Change Purchase Notice has been delivered and not withdrawn, except that where only a portion of the foregoing is being converted or redeemed or where such Fundamental Change Purchase Notice provides that such Security is to be purchased only in part, the Company and the Security Registrar shall be required to exchange or register a transfer of the portion thereof not to be converted, redeemed or purchased.
          (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.06(b) or Section 3.10. The Holder of each Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by such restrictions on transfer.
     The restrictions imposed by this Section 3.06 and by Sections 2.02, 2.05 and 3.10 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers’ Certificate stating that such Restricted Security has been transferred in compliance with Rule 144. Any Restricted Security as to which the Company has delivered to the Trustee an Officers’ Certificate stating that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.06, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05.
     As used in Sections 3.06(a) and 3.06(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition of any Restricted Security.
          (c) Neither the Trustee, the Security Registrar nor any of their respective agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.
     Section 3.07 Mutilated, Destroyed, Lost and Stolen Securities. Section 3.6 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 3.07 shall apply with respect to the Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section 3.07, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 3.08 Persons Deemed Owners. Section 3.8 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 3.08 shall apply with respect to the Securities.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, the Security Registrar nor any agent of the Company, the Trustee or the Security Registrar shall be affected by notice to the contrary.
     Section 3.09 Book-Entry Provisions for Global Securities.
          (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.
     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.
          (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.10. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (i) such Depositary has notified the Company that the Depositary (A) is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification, or (ii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Securities, subject to applicable procedures of the Depositary.
          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.
          (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations and the same tenor.
          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) above shall, except as otherwise provided by paragraph (b) of Section 3.10, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.
          (f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.
     Section 3.10 Cancellation and Transfer Provisions. Section 3.9 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 3.10 shall apply with respect to the Securities.
          (a) The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, conversion (pursuant to Article 6 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Securities so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Securities. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.
          (b) If Securities are issued upon the transfer, exchange or replacement of Restricted Securities bearing the Transfer Restriction Legend, or if a request is made to remove the Transfer Restriction Legend on a Security, the Security so issued shall bear the Transfer Restriction Legend, or the Transfer Restriction Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Transfer Restriction Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not “restricted” within the meaning of Rule 144; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Transfer Restriction Legend. If the Transfer Restriction Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Transfer Restriction Legend shall be reinstated.
          (c) No transfer of a Security to any Person shall be effective under this Indenture or the Security unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Sections 3.06 and 3.09 and this Section 3.10.
          (d) The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depositary.
               (i) Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Transfer Restriction Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same or any other Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 3.10(d)(i).

               (ii) In connection with all transfers and exchanges of beneficial interests that are not subject to Section 3.10(d)(i), the transferor of such beneficial interest must deliver to the Registrar an order from a direct or indirect participant given to the Depositary directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and instructions containing information regarding the account to be credited with such increase.
               (iii) A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 3.10(d)(ii) and the Registrar receives a duly executed Assignment Form in the form of set forth on the reverse of the form of Security in Section 2.03.
               (iv) A beneficial interest in any Restricted Global Security may be exchanged for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if (1) the exchange or transfer complies with the requirements of Section 3.10(d)(ii) and (2) if the Registrar so requests or if the applicable rules and procedures of the Depositary so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Transfer Restriction Legend are no longer required in order to maintain compliance with the Securities Act.
          (e) The restrictions imposed by the Transfer Restriction Legend upon the transferability of any Restricted Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to and in compliance with Rule 144 (or any successor provision thereto) or, if earlier, one year after the issue date of such Security. Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 3.10 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 (or any successor provision), by, if requested, an Opinion of Counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 (or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Transfer Restriction Legend.
          (f) As used in Section 3.10(d) and (e), the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.
     The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

     Section 3.11 CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.
     Section 3.12 Additional Securities. If authorized by a resolution of the Board of Directors, the Company shall be entitled, without notice to or the consent of the Holders, to issue Additional Securities, which shall have substantially identical terms as the Initial Securities, other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first Interest Payment Date applicable thereto and (iv) if such Additional Securities shall be issued in the form of Unrestricted Securities or Restricted Securities (in which case the Restricted Securities will bear the Transfer Restriction Legend), the transfer restrictions in respect of Securities that are Restricted Securities or Unrestricted Securities; provided that such issuance shall be made in compliance with this Indenture; provided, further, that no Additional Securities may be issued with the same “CUSIP,” “ISIN” or “Common Code” number as other Securities unless it is so permitted in accordance with applicable law and such Additional Securities are fungible with the Securities for U.S. federal tax purposes and no Additional Securities, if they are Restricted Securities, may have the same “CUSIP,” “ISIN” or “Common Code” number as any Unrestricted Security.
     With respect to any Additional Securities, the Company shall set forth in an Officers’ Certificate, a copy of which shall be delivered to the Trustee, or in a supplemental indenture, the following information:
          (a) the aggregate principal amount of Securities outstanding immediately prior to the issuance of such Additional Securities;
          (b) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;
          (c) the issue price, if any, and the issue date of such Additional Securities and the amount of interest payable on the first Interest Payment Date applicable thereto;
          (d) the “CUSIP,” “ISIN” or “Common Code” number, as applicable, of such Additional Securities; and
          (e) whether such Additional Securities shall be Restricted Securities or Unrestricted Securities.
     Section 3.13 No Sinking Fund. No sinking fund is provided for the Securities. Accordingly, Article 12 of the Original Indenture shall not apply with respect to the Securities.

ARTICLE 4
PARTICULAR COVENANTS
     Article 10 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 4 shall apply with respect to the Securities.
     Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it shall duly and punctually pay or cause to be paid the principal of and interest (including Additional Interest, if any), on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.
     Section 4.02 Maintenance of Office or Agency. The Company shall maintain an office or agency in the Borough of Manhattan, the City of New York, where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
     The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.
     The Company hereby initially designates the Trustee as Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company may act as Paying Agent and at any time appoint a new Paying Agent without prior notice to Holders.
     So long as the Trustee is the Security Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 10.11(a) and the third paragraph of Section 10.12. If co-registrars have been appointed in accordance with this Section 4.02, the Trustee shall mail such notices only to the Company and the Holders of Securities it can identify from its records.
     Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 10.11, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04 Provisions as to Paying Agent.
          (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
               (i) that it will hold all sums held by it as such agent for the payment of the principal of, interest (including Additional Interest, if any) on, or the Fundamental Change Purchase Price, Redemption Price or cash payments made in respect of the Additional Amount or Coupon Make Whole Payments of, the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities;
               (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest (including Additional Interest, if any) on the Securities when the same shall be due and payable; and
               (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of or interest (including Additional Interest, if any) on the Securities, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m., New York City time, on such date.
          (b) If the Company shall act as its own Paying Agent, it will, on or before each due date or payment date of the principal of, or interest (including Additional Interest, if any) on, or the Fundamental Change Purchase Price, Redemption Price or cash payments made in respect of the Additional Amount or Coupon Make Whole Payments of, the Securities, set aside, segregate and hold in trust for the benefit of the Holders of the Securities a sum sufficient to pay such principal, interest (including Additional Interest, if any), Fundamental Change Purchase Price, Redemption Price or cash payments made in respect of the Additional Amount or Coupon Make Whole Payments so becoming due and payable and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Securities) to make any payment of the principal of, or interest (including Additional Interest, if any) on, or the Fundamental Change Purchase Price, Redemption Price or cash payments made in respect of the Additional Amount or Coupon Make Whole Payments of, the Securities when the same shall become due and payable.
          (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this First Supplemental Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
          (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 12.03 and 12.04.

     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
     Section 4.05 Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.
     Section 4.06 Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs, renewals and replacements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.06 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.
     Section 4.07 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (b) all material claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (c) all material stamps and other duties, if any, which may be imposed by the United States, or any political subdivision thereof, or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (a) and (b), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
     Section 4.08 Rule 144A Information Requirement. For the first year after the issue date of any Additional Securities that are Restricted Securities, and so long as the Company issues Additional Securities that are Restricted Securities and there are any Restricted Securities or any shares of Common Stock issued upon conversion of Restricted Securities that are “restricted securities” under Rule 144 outstanding, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, file all reports, if any, as would be required by the provisions of Section 314(a) of the Trust Indenture Act and make available to any holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Securities or such Common Stock and it will take such further action as any holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.
     Section 4.09 Resale of Certain Securities. During the period beginning on the date of issuance of any Additional Securities that are Restricted Securities and ending on the date that is one year thereafter, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.
     Section 4.10 Commission Filings and Reports. Any information, documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act must be filed by the Company with the Trustee within 15 days after the same are required to be filed with the Commission. Documents filed by the Company with the Commission via the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.
     If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file all reports, if any, as would be required by the provisions of Section 314(a)(1) of the Trust Indenture Act, with the Trustee.
     Section 4.11 Book-Entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book-entry arrangements that it determines are reasonable for the Securities.
     Section 4.12 Additional Interest. If at any time Additional Interest becomes payable by the Company pursuant to Section 8.03, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (a) the amount of such Additional Interest that is payable and (b) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to such Additional Interest, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.
     Section 4.13 Stay; Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest (including Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.14 Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, beginning with the fiscal year ended December 31, 2011, an Officers’ Certificate, stating whether or not to the knowledge of the signer thereof the Company is or was at all times during the completed fiscal year in compliance with all of the conditions and covenants of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be or was in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.
     The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, a written notice setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.
     Any notice required to be given under this Section 4.14 shall be delivered to a Trust Officer of the Trustee at its Corporate Trust Office.
ARTICLE 5
PURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE
     Section 5.01 Purchase at Option of Holders upon a Fundamental Change.
          (a) Generally. If a Fundamental Change occurs at any time prior to the Maturity Date of the Securities, then each Holder shall have the right (the “Fundamental Change Purchase Right”), at such Holder’s option, to require the Company to purchase all of such Holder’s Securities, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 principal amount, on a date specified by the Company that is not less than 20 Business Days nor more than 35 Business Days after the date of the Fundamental Change Notice (as defined below), subject to extension to comply with applicable law (the “Fundamental Change Purchase Date”), at a purchase price in cash equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest thereon (including Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”), subject to the satisfaction by the Holder of the requirements set forth in Section 5.01(c); provided, however, if the Fundamental Change Purchase Date occurs after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will pay the full amount of accrued and unpaid interest (including Additional Interest, if any) due on such Interest Payment Date to the Holder of record as of the corresponding Regular Record Date, and the Fundamental Change Purchase Price payable to the Holder of such Security will be 100% of the principal amount of such Security.
          (b) Delivery of Fundamental Change Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, and promptly following any extension of the Fundamental Change Purchase Date to comply with applicable law, the Company shall provide or cause to be provided to all Holders of record of the Securities on the date of the Fundamental Change at their addresses shown in the Security Register a written notice containing the information set forth in Section 5.02 (the “Fundamental Change Notice”) with respect to such Fundamental Change and the resulting Fundamental Change Purchase Right. The Company shall also deliver a copy of the Fundamental Change Notice to the Trustee, the Conversion Agent and the Paying Agent at such time as it is mailed to Holders of Securities. Simultaneously with providing such Fundamental Change Notice, the Company shall promptly publicly announce the relevant information through a reputable national newswire in the United States and make such information available on the Company Website.
     No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 5.01.
          (c) Delivery of Fundamental Change Purchase Notice. If a Holder wishes to exercise the Fundamental Change Purchase Right with respect to all or any portion of its Securities, the Holder must deliver to the Paying Agent, at any time after the occurrence of the Fundamental Change and prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date,
               (i) a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on Exhibit A hereto (provided that if a Holder holds a beneficial interest in a Global Security instead of Physical Securities, the Holder’s notice must comply with the appropriate procedures of the Depositary and its direct and indirect participants), which must specify:
                    (A) if the Securities are Physical Securities, the certificate numbers of the Holder’s Securities to be delivered for purchase;
                    (B) the portion of the principal amount of the Holder’s Securities to be purchased, which must be $1,000 or an integral multiple thereof; and
                    (C) that the Holder’s Securities are to be purchased by the Company pursuant to this Section 5.01;
               (ii) delivery or book-entry transfer of the Securities to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Fundamental Change Purchase Notice (together with all necessary endorsements) at the applicable Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 5.01 only if the Securities so delivered to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice and no written notice of withdrawal in accordance and complying with Section 5.03 shall have been received by the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date.
     All questions as to the validity, eligibility (including time of receipt) and acceptance of Securities for purchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

          (d) The Company shall purchase from the Holder thereof, pursuant to this Section 5.01, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security shall apply to the purchase of such portion of such Security.
          (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
          (f) No Payment During Events of Default. Notwithstanding the foregoing, no Securities may be purchased by the Company at the option of the Holders upon a Fundamental Change pursuant to this Section 5.01 if an Event of Default has occurred and is continuing other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date.
     Any purchase by the Company contemplated pursuant to the provisions of this Section 5.01 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of the book-entry transfer or delivery of the Securities.
     Section 5.02 Fundamental Change Notice. In connection with any purchase of Securities pursuant to Section 5.01, the Fundamental Change Notice shall:
          (i) state the Fundamental Change Purchase Price and the Fundamental Change Purchase Date to which the Fundamental Change Notice relates;
          (ii) state the event constituting the Fundamental Change and the effective date of the Fundamental Change;
          (iii) state that the Fundamental Change Purchase Price will be paid in cash;
          (iv) state that Holders must exercise their Fundamental Change Purchase Right prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date;
          (v) state the name and address of the Paying Agent;
          (vi) state that Securities must be surrendered to the Paying Agent to collect the Fundamental Change Purchase Price;
          (vii) state the Applicable Conversion Rate and, if applicable, any adjustments to the Applicable Conversion Rate and expected changes in cash, shares or other property deliverable upon conversion of the Securities as a result of the occurrence of the Fundamental Change;
          (viii) state that a Holder may withdraw its Fundamental Change Purchase Notice in whole or in part at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivering a valid written notice of withdrawal to the Paying Agent in accordance with Section 5.03;

          (ix) state that Securities as to which a Fundamental Change Purchase Notice has been given may be converted only if the Fundamental Change Purchase Notice is withdrawn in accordance with the terms of this Indenture;
          (x) state the amount of interest accrued and unpaid per $1,000 principal amount of Securities to, but excluding, the Fundamental Change Purchase Date; and
          (xi) state the CUSIP number(s) of the Securities.
     A Fundamental Change Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, that the text of the Fundamental Change Notice shall be prepared by the Company.
     In connection with any purchase pursuant to exercise of the Fundamental Change Purchase Right, the Company will, to the extent required, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act that may be applicable at the time of the purchase of the Securities, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required in connection with any offer by the Company to purchase the Securities under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 5.01 to be exercised in the time and in the manner specified in Section 5.01.
     Notwithstanding the foregoing, the Company will not be required to make an offer to purchase the Securities after the Maturity Date.
     No failure of the Company to give the foregoing notices and no defect therein shall limit any Holder’s purchase rights or affect the validity of the proceedings for the purchase of the Securities pursuant to Section 5.01.
     Section 5.03 Effect of Fundamental Change Purchase Notice; Withdrawal.
          (a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.01, the Holder of the Securities in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the Fundamental Change Purchase Price with respect to such Securities. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds and/or the Securities by the Paying Agent, promptly following the later of (x) the Fundamental Change Purchase Date with respect to such Securities (provided the Holder has satisfied the conditions in Section 5.01) and (y) the time of book-entry transfer or delivery of such Securities, together with necessary endorsements, to the Paying Agent by the Holder thereof in the manner required by Section 5.01. The Securities in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 6 hereof on or after the date of delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn.

          (b) A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date (provided that if a Holder holds a beneficial interest in a Global Security instead of Physical Securities, the Holder’s notice must comply with the appropriate procedures of the Depositary and its direct and indirect participants), specifying:
               (i) if the Securities are Physical Securities, the certificate numbers of the withdrawn Securities;
               (ii) the principal amount of the Securities with respect to which notice of withdrawal is being submitted, which must be in $1,000 or integral multiples thereof; and
               (iii) the principal amount, if any, of such Securities which remains subject to the original Fundamental Change Purchase Notice, which must be $1,000 or integral multiples thereof.
     If a Fundamental Change Purchase Notice is properly withdrawn, the Company shall not be obligated to purchase the Securities listed on the Fundamental Change Purchase Notice.
     Section 5.04 Deposit of Fundamental Change Purchase Price. No later than 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Fundamental Change Purchase Date) sufficient to pay the Fundamental Change Purchase Price, of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 5.04.
     If on the Fundamental Change Purchase Date the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities that Holders have elected to require the Company to purchase in accordance with Section 5.01, then, as of the Fundamental Change Purchase Date, (a) such Securities will cease to be outstanding and interest, including Additional Interest if any, will cease to accrue thereon and (b) all other rights of Holders in respect of such Securities will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or transfer of such Security). This will be the case whether book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent, as the case may be.
     Section 5.05 Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased; provided that in no event shall a Security of a principal amount of $1,000 or less be purchased in part.
     Section 5.06 Repayment to the Company. The Paying Agent shall return to the Company any cash that remains unclaimed, together with interest (including Additional Interest, if any) or dividends, if any, thereon, held by them for the payment of the Fundamental Change Purchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date, then as soon as practicable following the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.
ARTICLE 6
CONVERSION
     Article 14 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 6 shall apply with respect to the Securities.
     Section 6.01 Right to Convert.
          (a) Subject to and upon compliance with the provisions of this Indenture (including Section 6.17), each Holder shall have the right, at such Holder’s option, at any time prior to the Close of Business on the Business Day immediately preceding the Maturity Date, to convert the principal amount of such Holder’s Securities, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into shares of Common Stock.
          (b) Notwithstanding the foregoing, if a Holder of Securities has submitted Securities for purchase under Section 5.01, the Holder may convert such Securities only if the Holder first withdraws its Fundamental Change Purchase Notice pursuant to Section 5.03.
          (c) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
          (d) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities, and only to extent such Securities are deemed to have been converted into shares of Common Stock pursuant to this Article 6.
     Section 6.02 Conversion Procedure.
          (a) Each Security shall be convertible at the office of the Conversion Agent.
          (b) In order to exercise the conversion right with respect to any interest in Global Securities, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay any transfer taxes if required pursuant to Section 6.09. In order to exercise the conversion right with respect to any Physical Securities, the Holder of any such Securities to be converted, in whole or in part, shall:
               (i) complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or facsimile of the conversion notice;
               (ii) deliver the Conversion Notice, which is irrevocable, and the Security to a Conversion Agent;
               (iii) if required, furnish appropriate endorsements and transfer documents; and
               (iv) if required, pay any transfer taxes, duties or similar taxes payable by such Holder.
     The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.”
          (c) As soon as practicable, but in any event (i) in the case of a voluntary conversion by a Holder, within three Business Days of the relevant Conversion Date and (ii) in the case of a Mandatory Conversion at the Company’s election pursuant to Section 6.10, on the Mandatory Conversion Date specified in the Company Conversion Notice, the Company shall issue and shall deliver to the Holder at the office of the Conversion Agent, a certificate or certificates for the number of full shares of Common Stock issuable in respect of such conversion in accordance with the provisions of this Article 6. In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge to such Holder, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
     Each conversion shall be deemed to have been effected as to any Securities (or portion thereof) converted in a voluntary conversion by a Holder immediately prior to the Close of Business on the date on which the requirements set forth above in Section 6.02(b) have been satisfied as to such Securities (or portion thereof), or immediately prior to the Close of Business on the Mandatory Conversion Date for conversions pursuant to Section 6.10; provided, however, that the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become as of the relevant Conversion Date or the Mandatory Conversion Date, as the case may be, the Holder of record of the shares of Common Stock represented thereby; provided further, that in case of any such surrender on any date when the share transfer books of the Company shall be closed, the person or persons in whose name the certificate or certificates for such shares are to be issued shall be deemed to have become the record Holder thereof for all purposes on the next day on which such share transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Securities shall be surrendered.
          (d) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.
          (e) Each share certificate representing shares of Common Stock issued upon conversion of the Securities that are Restricted Securities shall bear appropriate legends regarding restrictions on the transfer of such Common Stock comparable to those set forth in Section 2.02.
     Section 6.03 Settlement upon Conversion.
          (a) Settlement upon conversion will be solely in shares of Common Stock (other than cash in lieu of fractional shares and cash payments made in respect of the Additional Amount and the Coupon Make Whole Payments pursuant to Sections 6.08 and 6.11 and accrued and unpaid interest upon conversion pursuant to this Section 6.03). With respect to the aggregate principal amount of Securities to be converted, the Company shall, subject to the provisions of this Article 6, deliver to converting Holders, in respect of each $1,000 principal amount of Securities being converted, a number of shares of Common Stock equal to the Applicable Conversion Rate; provided that the Company will deliver cash in lieu of fractional shares in accordance with Section 6.03(d). If the Company delivers shares in respect of the Additional Amount or the Coupon Make Whole Payments, if any, the number of shares to be delivered will be determined in accordance with Sections 6.07, 6.08 and 6.11, as applicable.
          (b) Upon any conversion on or prior to January 15, 2015, Holders shall not receive any separate cash payment for accrued and unpaid interest (including Additional Interest, if any) in connection with the conversion of any Securities unless the Conversion Date or the Mandatory Conversion Date, as the case may be, occurs after the Close of Business on a Regular Record Date for the payment of interest but prior to the Open of Business on the related Interest Payment Date, in which case Holders of such converted Securities at the Close of Business on such Regular Record Date will receive the interest (including Additional Interest, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion.
          (c) Upon any conversion after January 15, 2015, on the Conversion Date or Mandatory Conversion Date, as the case may be, Holders shall receive a separate cash payment for accrued and unpaid interest (including Additional Interest, if any) through and including the Conversion Date or Mandatory Conversion Date, as the case may be, which amount will be paid on the Conversion Date or Mandatory Conversion Date, as the case may be, provided that so long as any 2015 Notes or any 2017 Notes are outstanding, such amount will be paid on the interest payment date next succeeding the Conversion Date or Mandatory Conversion Date, as the case may be; provided, however, that if the Conversion Date or the Mandatory Conversion Date, as the case may be, occurs after the Close of Business on a Regular Record Date for the payment of interest but prior to the Open of Business on the related Interest Payment Date, Holders of such Securities at the Close of Business on such Regular Record Date will receive the interest (including Additional Interest, if any) payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion.
          (d) The Company shall not issue fractional shares upon conversion of Securities. If multiple Securities shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion (and the number of fractional shares, if any, for which cash shall be delivered) shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share would be issuable upon the conversion of any Securities, the Company shall pay the converting Holder an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Last Reported Sale Price of the Common Stock on the relevant Conversion Date or Mandatory Conversion Date, as the case may be, by such fractional share and rounding the product to the nearest whole cent.
          (e) By delivery to the Holder of the full number of shares of Common Stock issuable upon conversion (including shares issued to satisfy the Additional Amount and the Coupon Make Whole Payments, if any), together with accrued and unpaid interest (and Additional Interest, if any) pursuant to this Section 6.03, any cash in lieu of fractional shares and cash payments made in respect of the Additional Amount pursuant to Section 6.07 or the Coupon Make Whole Payments, if any, pursuant to Sections 6.08 and 6.11, the Company will be deemed to satisfy in full its obligation to pay the principal amount of the Securities and all accrued and unpaid interest (and Additional Interest, if any) with respect to the converted Securities. Upon conversion of the Securities, all accrued and unpaid interest (and Additional Interest, if any) will be deemed to be paid in full rather than canceled, extinguished or forfeited, unless such conversion occurs after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date to which it relates, in which case such payment shall be made to the Holder of the converted Securities as of the Close of Business on the Regular Record Date.
     Section 6.04   Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
          (a) In case the Company shall, at any time or from time to time while any of the Securities are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, in each case, to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:
  where

CR0	=	the Conversion Rate in effect at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

OS0	=	the number of shares of Common Stock outstanding at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend or distribution.
     Any adjustment made pursuant to this Section 6.04(a) shall become effective immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution that is the subject of this Section 6.04(a) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces its decision not to make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For purposes of this Section 6.04(a), the number of shares of Common Stock outstanding at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution shall not include shares of Common Stock held in treasury, if any. The Company will not pay any dividend or make any distribution on Common Stock held in treasury, if any.
          (b) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Rate will be adjusted based on the following formula:
  where

CR0	=	the Conversion Rate in effect at the Close of Business on the Trading Day immediately preceding the effective date of such subdivision or combination;

CR1	=	the Conversion Rate in effect on the effective date of such subdivision or combination;

OS0	=	the number of shares of Common Stock outstanding at the Close of Business on the Trading Day immediately preceding the effective date of such subdivision or combination; and

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination.
     Any adjustment made pursuant to this Section 6.04(b) shall become effective immediately prior to the Open of Business on the effective date of such subdivision or combination.
          (c) In case the Company shall issue rights (other than rights issued pursuant to a stockholder rights plan) or warrants to all or substantially all holders of Common Stock entitling them to purchase, for a period expiring within 45 calendar days of the date of announcement, Common Stock at an aggregate price per share less than the average of the Last Reported Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date that the issuance of the rights or warrants was first publicly announced, the Conversion Rate will be adjusted based on the following formula:

  where

CR0	=	the Conversion Rate in effect at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such issuance;

OS0	=	the number of shares of Common Stock outstanding at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such issuance;

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	the number of shares of Common Stock equal to the quotient of (x) the aggregate price payable to exercise such rights or warrants divided by (y) the average of the Last Reported Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date such issuance was first publicly announced.
     Any adjustment made pursuant to this Section 6.04(c) shall become effective immediately prior to the Open of Business on the Ex-Dividend Date for such issuance. In the event that such rights or warrants described in this Section 6.04(c) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate price payable to exercise such rights or warrants, there shall be taken into account any consideration received by the Company for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Company’s Board of Directors). For purposes of this Section 6.04(c), the number of shares of Common Stock outstanding at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such issuance shall not include shares of Common Stock held in treasury, if any. The Company will not issue any rights or warrants in respect of shares of Common Stock held in treasury, if any.
          (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding Common Stock, shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or assets, including securities, but excluding:
               (i) any dividends or distributions referred to in Section 6.04(a) above;

               (ii) shares delivered in connection with subdivisions of Common Stock referred to in Section 6.04(b) above;
               (iii) any rights or warrants referred to in Section 6.04(c) above;
               (iv) any rights or warrants referred to in the last paragraph of this Section 6.04(d) below (to the extent and as specified therein);
               (v) any dividends or distributions referred to in Section 6.04(e) below; and
               (vi) any Public Spin-Offs to which the provisions set forth below in this Section 6.04(d) applies, then for these non-excluded transactions and events, the Conversion Rate will be adjusted based on the following formula:
  where

CR0	=	the Conversion Rate in effect at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the Fair Market Value (as determined by the Company’s Board of Directors) on the Ex-Dividend Date for such distribution of shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or assets, including securities, so distributed, expressed as an amount per share of Common Stock.
     If the transaction that gives rise to an adjustment pursuant to this Section 6.04(d) is, however, one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of Capital Stock of any class or series of, or similar equity interests in, a Subsidiary or other business unit of the Company (i.e. a “spin-off”) that are, or when issued, will be, traded or listed on The Nasdaq Stock Market, the New York Stock Exchange or any other U.S. national securities exchange or market (a “Public Spin-Off”), the Conversion Rate will be adjusted based on the following formula:

  where

CR0	=	the Conversion Rate in effect at the Close of Business on the Trading Day immediately preceding the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such distribution;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interests distributed in the Public Spin-Off to holders of Common Stock applicable to one share of Common Stock during the 10 consecutive Trading Day period commencing on and including the effective date of the Public Spin-Off (the “Public Spin-Off Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock during the Public Spin-Off Valuation Period.
     Any adjustment made pursuant to this Section 6.04(d) shall become effective immediately prior to the Open of Business on the Ex-Dividend Date for such distribution. If any dividend or distribution of the type described in this Section 6.04(d) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If an adjustment to the Conversion Rate is required pursuant to this Section 6.04(d) during any settlement period in respect of Securities that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 6.04(d).
     For purposes of this Section 6.04(d), rights or warrants distributed by the Company to all or substantially all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.04(d) (and no adjustment to the Conversion Rate under this Section 6.04(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 6.04(d), except as set forth in Section 6.15. If any such rights or warrants are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase or exchangeable for additional or different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Trigger Event with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants to the extent not exercised by any of the holders thereof), except as set forth in Section 6.15. In addition, except as set forth in Section 6.15, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 6.04(d) was made (including any adjustment contemplated by Section 6.15), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrant that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.
          (e) In case the Company shall pay a dividend or otherwise distribute to all or substantially all holders of Common Stock a dividend or other distribution consisting exclusively of cash (excluding any dividend or distribution made in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), the Conversion Rate will be adjusted based on the following formula:
  where

CR0	=	the Conversion Rate in effect at the Close of Business on the Trading Day immediately preceding the Ex-Dividend date for such dividend or distribution;

CR1	=	the Conversion Rate in effect on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share of Common Stock the Company pays as a dividend or otherwise distributes to holders of Common Stock.
     Any adjustment made pursuant to this Section 6.04(e) shall become effective immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution. If any dividend or distribution of the type described in this Section 6.04(e) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Company publicly announces its decision not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
          (f) In case of purchases of Common Stock pursuant to a tender offer or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of Common Stock, to the extent that the Fair Market Value of cash and any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day immediately after the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), as it may be amended, the Conversion Rate will be adjusted based on the following formula:

  where

CR0	=	the Conversion Rate in effect at the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect on the Trading Day immediately following the Expiration Date;

AC	=	the Fair Market Value (as determined by the Company’s Board of Directors), on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”) (prior to giving effect to such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect solely to such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock during the 10 consecutive Trading Day period commencing on, and including, the Trading Day immediately after the Expiration Date.
     Any adjustment pursuant to this Section 6.04(f) shall become effective immediately prior to the Open of Business on the 10th Trading Day from, and including, the Trading Day immediately after the Expiration Date. In the event that the Company, or one of its Subsidiaries, is obligated to purchase Common Stock pursuant to any such tender or exchange offer, but the Company, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this Section 6.04(f) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 6.04(f). If an adjustment to the Conversion Rate is required pursuant to this Section 6.04(f) during any settlement period in respect of Securities that have been tendered for conversion, then delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this Section 6.04(f).
          (g) If the Company distributes to holders of Common Stock assets, including cash, Capital Stock, evidences of indebtedness, securities or rights, warrants or options to purchase its securities, other than with respect to a Public Spin-Off, as to which Sections 6.04(d) and 6.04(e) apply, if the Fair Market Value of the assets, including cash, Capital Stock, evidences of indebtedness, securities or rights, warrants or options so distributed applicable to one share of

Common Stock equals or exceeds the average of the Last Reported Sale Prices of the Common Stock during the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution, rather than being entitled to an adjustment in the Conversion Rate, the Holder of a Security will be entitled to receive upon conversion, in addition to shares of Common Stock, and, if applicable, cash payable on conversion, the kind and amount of assets, including cash, Capital Stock, evidences of indebtedness, securities or rights, warrants or options to purchase the Company’s securities, as applicable, that such Holder would have received if such Holder had converted such Security immediately prior to the record date for determining the stockholders entitled to receive the distribution (without regard to any limitations on conversion described in Section 6.17).
          (h) In addition to those Conversion Rate adjustments required by Section 6.04(a), 6.04(b), 6.04(c), 6.04(d), 6.04(e) and 6.04(f), to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Stock Market or the applicable rules of any stock exchange on which the Company’s Common Stock is listed at the relevant time, the Company from time to time may increase the Conversion Rate by a specified amount for a period of at least 20 Business Days, if the increase is irrevocable during the period and the Company’s Board of Directors shall have made a determination that such increase would be in the interest of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of Record of the Securities a notice of increase, which notice will be given at least 15 calendar days prior to the effective date of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     To the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Stock Market or the applicable rules of any stock exchange on which the Common Stock is listed at the relevant time, the Company may also (but is not required to) to make such increases to the Conversion Rate, in addition to those required by Section 6.04(a), 6.04(b), 6.04(c), 6.04(d), 6.04(e) and 6.04(f), as the Company’s Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of Common Stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes.
          (i) All calculations under this Article 6 shall be made by the Company and not by the Trustee or Conversion Agent, and shall be made to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or for any issuance of Common Stock or convertible or exchangeable securities or, except as provided in this Section 6.04, rights to purchase Common Stock or convertible or exchangeable securities.
          (j) Whenever the Conversion Rate is adjusted as herein provided, the Company will promptly publicly announce through a reputable national newswire in the United States the relevant information and make this information available on the Company Website. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee and the Conversion Agent (provided the Conversion Agent is not the Company) shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which each had knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment became effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of each Security at its last address appearing on the list of Holders provided for in Section 3.06, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
          (k) For purposes of this Section 6.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company.
          (l) Notwithstanding any of the foregoing clauses in this Section 6.04, the applicable Conversion Rate will not be adjusted pursuant to this Section 6.04 if the Holders of the Securities are permitted to participate (as a result of holding the Securities and contemporaneously with holders of Common Stock) in any of the transactions that would otherwise give rise to adjustment pursuant to this Section 6.04 as if such Holders of the Securities held a number of shares of Common Stock equal to (i)(A) the principal amount of Securities held by such Holder, divided by (B) 1,000, multiplied by (ii) the Applicable Conversion Rate in effect five Business Days prior to Ex-Dividend Date, Expiration Date or other effective date of the applicable transaction, without having to convert their Securities (without regard to any limitations on conversion described in Section 6.17).
          (m) The Company shall not take any voluntary action that would result in an increase to the Conversion Rate of the Securities pursuant to this Section 6.04 without first complying, if applicable, with the shareholder approval rules of The Nasdaq Stock Market (including Market Rule 5635) or any stock exchange on which the Common Stock is listed at the relevant time.
     Section 6.05 Effect of Reclassification, Consolidation, Merger or Sale. If the Company:
          (a) reclassifies or changes the outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or
          (b) consolidates or merges with or into another Person, or sells, leases, transfers, conveys or otherwise disposes of all or substantially all of the Company’s assets, including those of the Company’s Subsidiaries taken as a whole, to any other Person or Persons, and, in either case, holders of Common Stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture under Section 13.01 (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that from and after the effective date of such transaction each such Security shall, without the consent of any Holders of Securities, become convertible into (including payments in shares of Common Stock made in respect of the

Additional Amount and the Coupon Make Whole Payments upon conversion described in Sections 6.07, 6.08 and 6.11), in lieu of the Common Stock otherwise deliverable, the same type (in the same proportion and without regard to any limitations on conversion described in Section 6.17) of the consideration received by the holders of Common Stock in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition (such consideration, the “Reference Property”). Appropriate provisions will be made, as determined in good faith by the Company’s Board of Directors, to preserve the value, and give effect to the intent of, the Additional Amount and the Coupon Make Whole Payment provisions set forth in Sections 6.07, 6.08 and 6.11 following such transaction and without regard to any limitations on conversion described in Section 6.17. If such transaction causes Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which Securities will become convertible (including payment in shares of Common Stock made with respect to the Additional Amount and the Coupon Make Whole Payments upon conversion) shall be deemed to be the kind and amount of consideration elected to be received by a majority of shares of Common Stock voting for such an election (if electing between two types of consideration) or a plurality of shares of Common Stock voting for such an election (if electing between more than two types of consideration), as the case may be, and without regard to any limitations on conversion described in Section 6.17. The occurrence of an event described in clause (a) or (b) of the first sentence of this Section 6.05 that results in an adjustment to the consideration into which the Securities become convertible pursuant to the terms of this Section 6.05 shall not result in an adjustment to the Conversion Rate pursuant to Section 6.04. The Company may not become a party to any such transaction unless its terms are consistent with the foregoing in all material respects. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 6, as determined in good faith by the Company or successor or purchasing corporation. The amount of cash and any Reference Property a Holder receives upon conversion will be based on the conversion value of the Reference Property and the Applicable Conversion Rate, as described above.
     If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets received thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article 6.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed or delivered to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 calendar days after execution thereof. Simultaneously with providing such notice, the Company shall announce through a reputable national newswire in the United States the relevant information and make this information available on the Company Website. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section 6.05 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.
     Section 6.06 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate an average of the Last Reported Sale Prices over multiple days, the Company will make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate occurs, at any time during the period from which the average is to be calculated. In addition, if during a period applicable for calculating the VWAP or the Last Reported Sale Price of the Common Stock an event occurs that requires an adjustment to the Conversion Rate, the VWAP or the Last Reported Sale Price of the Common Stock shall be calculated for such period in a manner determined in good faith by the Company to appropriately reflect the impact of such event on the price of Common Stock during such period.
     Section 6.07 Additional Amount Upon Conversion.
          (a) Subject to paragraph (d) below, in addition to the consideration received pursuant to Section 6.03, Holders will receive an additional amount upon conversion of $300 per $1,000 principal amount of converted Securities (the “Additional Amount”).
     The Additional Amount shall be calculated in accordance with the foregoing as determined in good faith by the Company. Prior to or concurrently with such payment, the Company will provide the Trustee with an Officers’ Certificate setting forth the calculation of the payment required by this Section 6.07. The Trustee shall have no obligation or liability with respect to the calculation of the payments required by this Section 6.07.
          (b) The Additional Amount will initially be paid in shares of the Common Stock, with such common stock valued, (i) for conversions at the Holder’s option, at a price per share equal to 90% of the lesser of (A) the average of the daily VWAP for the 10 Trading Days ending on and including the Trading Day prior to the Conversion Date and (B) the daily VWAP on the Trading Day prior to the Conversion Date (the “Trailing Pricing Mechanism”), and (ii) for conversions at the option of the Company, at a price per share equal to the average of the daily VWAP for the 10 Trading Days beginning two Trading Days following the date of the Company Conversion Notice (the “Subsequent Pricing Mechanism”). Notwithstanding the foregoing, in no event will the per share value used to calculate the number of shares issuable in connection with the Additional Amount be less than $3.00, subject to a proportionate inverse adjustment in the event of any adjustment to the Conversion Rate pursuant to Section 6.04.
          (c) For conversions at the Holder’s option, the Company may, at its option, elect to pay the Additional Amount in cash or, following any such election to pay in cash, in shares of Common Stock by delivering a notice to Holders that shall state that the Company intends to pay the Additional Amount in cash or in shares of Common Stock in accordance with Section 6.07(b), as the case may be. Such election by the Company shall be subject to 11 Trading Days having elapsed following notice of any election to pay in cash, or following any such cash election, notice of any election to pay in shares of Common Stock. For conversions at the option of the Company, the Company may, at its option, elect to pay the Additional Amount in cash by delivering notice of such election in the Company Conversion Notice. The Company may only pay the Additional Amount in cash after the 2015 Notes and the 2017 Notes are no longer outstanding.
          (d) At any time after the one year anniversary of the Issue Date, the Company may, at its option, terminate the Holders’ right to receive the Additional Amount upon conversion. If the Company elects to terminate the right to receive the Additional Amount, the Company shall provide notice of such election 20 Trading Days prior to the termination date, which notice can be given prior to the one year anniversary of the Issue Date.
     Section 6.08 Coupon Make Whole Payment in Connection with a Voluntary Conversion.
          (a) If a Holder elects to convert all or a portion of its Securities on or prior to January 15, 2015, such Holder will receive, in addition to the consideration received pursuant to Sections 6.03 and 6.07, an additional payment (the “Coupon Make Whole Payment”) with respect to the Securities converted in an amount equal to the aggregate amount of interest payments that would have been payable on such converted Securities from the last day through which interest was paid on such converted Securities, or the Issue Date if no interest has been paid, to and including January 15, 2015; provided that if the Conversion Date falls after any Regular Record Date and on or prior to the Interest Payment Date to which it relates, the amount of the Coupon Make Whole Payment will be reduced by the amount of interest payable on such Interest Payment Date to the Holder of record of the converted Securities at the Close of Business on such Regular Record Date.
     The Coupon Make Whole Payment shall be calculated in accordance with the foregoing as determined in good faith by the Company. Prior to or concurrently with such payment, the Company will provide the Trustee with an Officers’ Certificate setting forth the calculation of the payment required by this Section 6.08. The Trustee shall have no obligation or liability with respect to the calculation of the payments required by this Section 6.08.
          (b) The Coupon Make Whole Payment payable in connection with a voluntary conversion will initially be paid in shares of Common Stock valued pursuant to the Trailing Pricing Mechanism. Notwithstanding the foregoing, in no event will the per share value used to calculate the number of shares issuable in connection with the Coupon Make Whole Payment be less than $3.00, subject to a proportionate inverse adjustment in the event of any adjustment to the Conversion Rate pursuant to Section 6.04.
          (c) The Company may, at its option, elect to pay the Coupon Make Whole Payment payable in connection with a voluntary conversion in cash or, following any such election to pay in cash, in shares of Common Stock by delivering a notice to Holders that shall state that the Company intends to pay the Coupon Make Whole Payment in cash or in shares of Common Stock in accordance with Section 6.08(b), as the case may be. Such election shall be subject to 11 Trading Days having elapsed following notice of any election to pay in cash, or following any such cash election, notice of any election to pay in shares of Common Stock. The Company may only make this Coupon Make Whole Payment in cash after the 2015 Notes and the 2017 Notes are no longer outstanding.
     Section 6.09 Taxes on Shares Issued. Any issue of share certificates on conversions of Securities shall be made without charge to the converting Holder for any documentary, transfer,

stamp or any similar tax in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such share certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay any other costs or expenses incurred in connection with the issuance and delivery of any Common Stock upon conversion.
     Section 6.10 Conversion at the Option of the Company
          (a) Generally. The Company may elect to mandatorily convert the Securities in whole or in part (a “Mandatory Conversion”) at any time on or prior to the Maturity Date if the Last Reported Sale Price of the Common Stock is greater than or equal to the Trigger Price for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the Company Conversion Notice (as defined below).
     The Company will make appropriate adjustments determined by the Company or its agents to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate occurs, at any time during the period from which the average of such Last Reported Sale Prices is to be calculated.
     In the event the Company elects to mandatorily convert less than all of the outstanding Securities, the Trustee will (subject to the applicable procedures of the Depositary) select or cause to be selected the Securities or portions thereof to be converted (in principal amounts of $1,000 or an integral multiple of $1,000) by lot, on a pro rata basis or by any other method the Trustee considers fair and appropriate.
     The Securities converted pursuant to such election will be converted automatically, with no further action by the Holders thereof, on the Mandatory Conversion Date specified in the Company Conversion Notice. The Company will cause the settlement of the Mandatory Conversion to occur (including payment of the Additional Amount, if any, the Coupon Make Whole Payment, if any, and any interest payable upon conversion) on the Mandatory Conversion Date.
          (b) Delivery of Company Conversion Notice. If the Company elects to mandatorily convert the Securities pursuant to Section 6.10(a), then on or before the 5th Trading Day following the 30 consecutive Trading Day period described in Section 6.10(a) above, the Company shall deliver or cause to be delivered to all Holders of record of the Securities at their addresses shown in the Security Register a written notice containing the information set forth in Section 6.10(c) (the “Company Conversion Notice”) with respect to the Mandatory Conversion. The Company shall also deliver a copy of the Company Conversion Notice to the Trustee, the Conversion Agent and the Paying Agent at such time as it is mailed to Holders of Securities. Simultaneously with providing such Company Conversion Notice, the Company shall promptly publicly announce the relevant information through a reputable national newswire in the United States and make such information available on the Company Website.

          (c) Company Conversion Notice. In connection with any Mandatory Conversion of Securities, the Company Conversion Notice shall:
                (i) state the conversion date for such Mandatory Conversion, which shall not be less than 20 nor more than 30 calendar days following the date of the Company Conversion Notice (the “Mandatory Conversion Date”);
               (ii) state the Applicable Conversion Rate in effect on the date of the Company Conversion Notice;
               (iii) state the aggregate principal amount of Securities to be mandatorily converted;
               (iv) if fewer than all of the outstanding Securities are to be mandatorily converted, state that the Securities shall be automatically reduced to the principal amount equal to the unconverted portion thereof and appropriate notation of such action shall be made by the Trustee and Security Registrar upon such Securities;
               (v) state whether the Company will pay the Coupon Make Whole Payment payable in accordance with Section 6.11 below, if any, in cash or in shares of Common Stock;
               (vi) state whether the Company will pay the Additional Amount payable in accordance with Section 6.07 above, if any, in cash or in shares of Common Stock;
               (vii) state that each Holder of Securities will have until five Business Days prior to the Mandatory Conversion Date to inform the Company, in writing, that conversion of such Holder’s Securities that the Company has elected to convert would result in such Holder (together with such Holder’s Affiliates) beneficially owning in excess of 9.9% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 6.17 of the Indenture, which notice to the Company will include details regarding the extent to which such Holder’s and its Affiliates’ beneficial ownership will exceed 9.9% of the outstanding Common Stock after giving effect to such Mandatory Conversion; and
               (viii) state that if the Company is unable to exercise its option to convert all or some of the Securities of any Holder due to the limitations described under Section 6.17, then the Company will have the right at any time to redeem the Securities held by such Holder that the Company is not permitted to convert.
     A Company Conversion Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Conversion Notice in the Company’s name and at the Company’s expense; provided that the text of the Company Conversion Notice shall be prepared by the Company.
          (d) Securities Converted in Whole or in Part. In the event the Company elects to mandatorily convert less than all of the outstanding Securities, the Securities shall be automatically reduced to the principal amount equal to the unconverted portion thereof and appropriate notation of such action shall be made by the Trustee and Security Registrar upon such Securities; provided that in no event shall a Security of a principal amount of $1,000 or less be converted in part. If upon a

Mandatory Conversion, a Holder of any Security converted in part surrenders at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) such Security, then the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unconverted portion of the Security so surrendered.
     Upon conversion, interest on the Securities or portion of Securities so called for Mandatory Conversion shall cease to accrue and the Holders thereof shall have no right in respect of such Securities except the right to receive the shares of Common Stock to which they are entitled pursuant to this Section 6.10 (including shares in respect of the Additional Amount pursuant to Section 6.07 or the Coupon Make Whole Payment pursuant to Section 6.11, if any) and cash payments in lieu of fractional shares and in respect of the Additional Amount pursuant to Section 6.07 or the Coupon Make Whole Payment pursuant to Section 6.11, if any, and accrued and unpaid interest pursuant to Section 6.03.
     Section 6.11 Coupon Make Whole Payment in Connection with Conversion at the Option of the Company.
          (a) If the Company elects to convert some or all of the Securities on or prior to January 15, 2015, pursuant to Section 6.10, Holders will receive a Coupon Make Whole Payment with respect to the Securities being converted equal to the aggregate amount of interest payments that would have been payable on such converted Securities from the last day through which interest was paid on such converted Securities, or the Issue Date if no interest has been paid, to and including January 15, 2015; provided, however, that if the Mandatory Conversion Date falls after any Regular Record Date and on or prior to the Interest Payment Date to which it relates, the amount of the Coupon Make Whole Payment will be reduced by the amount of interest payable on such Interest Payment Date to the Holders of record of the converted Securities at the Close of Business on such Regular Record Date.
     The Coupon Make Whole Payment shall be calculated in accordance with the foregoing as determined in good faith by the Company. Prior to or concurrently with such payment, the Company will provide the Trustee with an Officers’ Certificate setting forth the calculation of the payment required by this Section 6.11. The Trustee shall have no obligation or liability with respect to the calculation of the payments required by this Section 6.11.
          (b) The Coupon Make Whole Payment payable in connection with a Mandatory Conversion will initially be paid in shares of Common Stock valued pursuant to the Subsequent Pricing Mechanism. Notwithstanding the foregoing, in no event will the per share value used to calculate the number of shares issuable in connection with the Coupon Make Whole Payment be less than $3.00, subject to a proportionate inverse adjustment in the event of any adjustment to the Conversion Rate pursuant to Section 6.04.
          (c) The Company may, at its option, elect to pay the Coupon Make Whole Payment payable in connection with a Mandatory Conversion in cash by delivering notice of such election in the Company Conversion Notice. The Company may only make this Coupon Make Whole Payment in cash after the 2015 Notes and the 2017 Notes are no longer outstanding.
     Section 6.12 Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements. The Company shall at all times maintain out of its authorized but unissued shares of Common Stock enough shares to permit the issuance of shares of Common Stock upon the conversion, in accordance herewith (without regard to any limitations on conversion described in Section 6.17), of all of the Securities, including any shares issuable in payment of the Additional Amount or Coupon Make Whole Payments. The shares of Common Stock due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary’s customary practices, except under the limited circumstances provided in Section 3.09(b). All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free from all liens, taxes, charges or adverse changes.
     Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.
     The Company covenants to take all such actions as may be required for the payment in accordance herewith of shares of Common Stock, if any, deliverable upon the conversion of any Securities, including any shares issuable in payment of the Additional Amount or Coupon Make Whole Payments, including the acceptance of such shares of Common Stock into the book-entry system maintained by the Depositary. Without limiting the generality of the foregoing, the Company further covenants that, (i) if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder, including any shares issuable in payment of the Additional Amount or Coupon Make Whole Payments, require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be and (ii) if at any time Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as Common Stock shall be so listed on such exchange or automated quotation system, all shares of Common Stock issuable upon conversion of the Securities, including any shares issuable in payment of the Additional Amount or Coupon Make Whole Payments; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such shares of Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such shares of Common Stock issuable upon conversion of the Securities, including any shares issuable in payment of the Additional Amount or Coupon Make Whole Payments, in accordance with the requirements of such exchange or automated quotation system at such time.
     Section 6.13 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion, or upon any automatic conversion in the event of a Mandatory Conversion, or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 6. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 6.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 6.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 10.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.
     Section 6.14 Notice to Holders Prior to Certain Actions. In case:
          (a) the Company shall pay a dividend (or any other distribution) on shares of Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 6.04; or
          (b) the Company shall issue rights or warrants to the holders of all or substantially all of the shares of Common Stock to subscribe for or purchase any shares of any class of Capital Stock or any other rights or warrants; or
          (c) of any reclassification or change of the outstanding shares of Common Stock (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or of any consolidation or merger of the Company with or into another Person, or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of the Company’s Subsidiaries taken as a whole to any other Person or Persons; or
          (d) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;
then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder at such Holder’s address appearing on the list of Holders provided for in Section 3.06 of this Indenture, as promptly as practicable but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution of Common Stock rights, warrants, cash or other assets, evidences of indebtedness, securities or rights to purchase the Company’s securities, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition or liquidation, dissolution or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 6.15 Stockholder Rights Plan. If the Company has a stockholder rights plan relating to Common Stock in effect upon conversion of the Securities, Holders will receive upon conversion of Securities, in addition to such Common Stock, rights under the Company’s stockholder rights plan, unless prior to such conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock, shares of Capital Stock, evidences of indebtedness or assets as described in Section 6.04(d) above (with such separation being deemed the occurrence of a Trigger Event for purposes of Section 6.04(d)). For purposes of calculating the per share fair market value of the shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or assets, including securities, distributed with respect to each outstanding share of Common Stock under Section 6.04(d), any shares of Common Stock held by any Person who is ineligible to receive such distribution under the terms of the rights plan shall not be deemed outstanding. The Company agrees that any rights plan adopted by the Company shall provide for the foregoing rights upon conversion of the Securities. Any distribution of rights or warrants pursuant to a rights plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the rights described therein with respect to such shares of Common Stock (unless such rights or warrants have separated from the Common Stock) shall not constitute a distribution of rights or warrants that would entitle such Holder to an adjustment to the Conversion Rate.
     Section 6.16 Company Determination Final. Any determination that the Company or its Board of Directors must make pursuant to this Article 6 shall be conclusive if made in good faith and in accordance with the provisions of this Article 6, absent manifest error, and set forth in a Board Resolution.
     Section 6.17 Limitations on Conversion. The Company will not effect any conversion of the Securities (including any Mandatory Conversion pursuant to Section 6.10), and Holders of the Securities will not have the right to convert any portion of the Securities, in excess of that portion of the Securities on conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by a Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Securities or the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder or its Affiliates subject to a limitation on exercise or conversion analogous to the limitations described in this Section 6.17) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Securities with respect to which the determination set forth in this sentence is being made (including any shares related to the settlement of the Coupon Make Whole Payment and the Additional Amount in connection therewith), would result in beneficial ownership by such Holder and its Affiliates of any amount greater than 9.9% (the “Maximum Percentage”) of the then issued and outstanding shares of Common Stock.
     Except as set forth in the preceding sentence, for purposes of this Section 6.17, beneficial ownership will be calculated in accordance with Section 13(d) and the rules and regulations promulgated thereunder under the Exchange Act. For purposes of this Section 6.17, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of issued and outstanding shares of Common Stock as reflected in (x) the Company’s most recent document or report, as the case may be, filed by the Company with the Commission, (y) a more recent public announcement by the Company or (z) any other recent notice by the Company, in each case setting forth the number of shares of Common Stock issued and outstanding. Upon the written request of a Holder, the Company will within two Business Days confirm in writing to such Holder the number of shares of Common Stock then issued and outstanding. In any case, the number of issued and outstanding shares of Common Stock will be determined for this purpose after giving effect to the conversion or exercise of securities of the Company, including the Securities, by the applicable Holder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported, announced or confirmed.
     Any purported delivery of shares of Common Stock upon exercise of the conversion right on the Securities will be void and have no effect to the extent (but only to the extent) that such delivery would result in a Holder (including its Affiliates) becoming the beneficial owner of more than the Maximum Percentage of the shares of Common Stock outstanding at such time.
     Notwithstanding anything to the contrary in this Section 6.17, no Holder will be entitled, with or without the Company’s consent, to waive the restrictions set forth in this Section 6.17.
     If the Company is unable to exercise its option (pursuant to Section 6.10) to convert some or all of the Securities of any Holder due to the limitations described in this Section 6.17, then the Company will have the right at any time to redeem the Securities held by such Holder that the Company is not permitted to convert; provided, however, that the Company may only redeem the Securities after the 2015 Notes and the 2017 Notes are no longer outstanding. If the Company elects to redeem such Securities from such Holder, the redemption shall be made in accordance with and pursuant to the provisions of Article 7. In addition, the Holder will retain its right to voluntarily convert such Holder’s Securities, subject to the limitations set forth in this Section 6.17.
ARTICLE 7
REDEMPTION
     Article 11 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 7 shall apply with respect to the Securities.
     Section 7.01 Optional Redemption.
          (a) The Securities are not redeemable by the Company prior to January 15, 2015, except in the limited circumstances described in Section 6.17. At any time on or after January 15, 2015, the Company has the right, at its option, to redeem the Securities in whole or in part. The

Company may only redeem the Securities after the 2015 Notes and the 2017 Notes are no longer outstanding.
          (b) The redemption price at which the Securities are redeemable (the “Redemption Price”) shall be payable in cash and shall be equal to 100% of the principal amount of the Securities to be redeemed, together with accrued and unpaid interest (including Additional Interest, if any), on the principal amount of the Securities redeemed, to but excluding the Redemption Date; provided that if the Redemption Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company will pay the full amount of accrued and unpaid interest (including Additional Interest, if any), due on such Interest Payment Date to the Holder of record at the Close of Business on such Regular Record Date and not to the Holder submitting the Securities for redemption, if different.
          (c) If the Company exercises its right to redeem Securities pursuant to Section 6.17, any such redemption shall be deemed to be made pursuant to this Article 7.
     Section 7.02 Selection of Securities to be Redeemed. If fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed (in principal amounts of $1,000 or an integral multiple of $1,000) by lot, on a pro rata basis or by any other method the Trustee considers fair and appropriate. The Trustee shall make the selection within seven calendar days from its receipt of the Redemption Notice from outstanding Securities not previously called for redemption. The Trustee shall notify the Company promptly of the Securities or portion of Securities to be redeemed. Portions of this Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part.
     If a portion of a Holder’s Security is selected for partial redemption and the Holder converts a portion of its Security after the Redemption Notice is given and prior to the Redemption Date, the converted portion will be deemed to be from the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.
     Section 7.03 Delivery of Redemption Notice. At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall provide or cause to be provided to all Holders of record of the Securities to be redeemed at their addresses shown in the Security Register a written notice containing the information set forth in Section 7.04 (a “Redemption Notice”) with respect to the redemption. The Company shall also deliver a copy of the Redemption Notice to the Trustee and the Paying Agent at such time as it is mailed to Holders of Securities. Simultaneously with providing such Redemption Notice, the Company shall promptly publicly announce the relevant information through a reputable national newswire in the United States and make such information available on the Company Website.
     Section 7.04 Redemption Notice. In connection with any redemption of Securities pursuant to this Article 7, the Redemption Notice shall specify the Securities to be redeemed and shall state:
          (a) the Redemption Date;
          (b) the Redemption Price;

          (c) the Applicable Conversion Rate;
          (d) the name and address of the Paying Agent and Conversion Agent;
          (e) that Securities called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date;
          (f) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture, including the limitations on conversion set forth in Section 6.17;
          (g) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;
          (h) the aggregate principal amount of Securities to be redeemed; and
          (i) if any Security is to be redeemed in part only, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.
     A Redemption Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Redemption Notice in the Company’s name and at the Company’s expense; provided that the text of the Redemption Notice shall be prepared by the Company.
     In connection with any redemption pursuant to this Article 7, the Company will, to the extent required, (i) comply with the provisions of Rule 13e-4, Rule 14e-1 (or any successor provision) and any other tender offer rules under the Exchange Act that may be applicable at the time of the purchase of the Securities, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required in connection with any offer by the Company to purchase the Securities under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article 7 to be exercised in the time and in the manner specified in this Article 7.
     Section 7.05 Effect of Redemption Notice. Once a Redemption Notice is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Redemption Notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the Redemption Notice. A Holder’s conversion rights on Securities called for redemption will expire at the Close of Business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in payment of the Redemption Price.
     Section 7.06 Deposit of Redemption Price. No later than 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Redemption Date) sufficient to pay the Redemption Price of all the Securities or portions thereof that are to be redeemed as of the Redemption Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash made pursuant to this Section 7.06.

     If on the Redemption Date the Paying Agent holds money sufficient to pay the Redemption Price of the Securities to be redeemed in accordance with this Article 7, then, as of the Redemption Date, (a) such Securities will cease to be outstanding and interest, including Additional Interest if any, will cease to accrue thereon and (b) all other rights of the Holder in respect thereof will terminate (other than the right to receive the Redemption Price). This will be the case whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent.
     Section 7.07 Securities Redeemed in Whole or in Part. Any Security that is to be redeemed, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not redeemed; provided that in no event shall a Security of a principal amount of $1,000 or less be redeemed in part.
     In the event of a redemption in part, the Company will not be required to (i) issue, register the transfer of or exchange any Security during a period of 15 calendar days before the mailing of the Redemption Notice; or (ii) register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.
ARTICLE 8
EVENTS OF DEFAULT; REMEDIES
     Article 5 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 8 shall apply with respect to the Securities.
     Section 8.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused by the provisions of Article 14 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
          (a) default in any payment of interest (including Additional Interest, if any) on any Security when due and payable and such default continues for a period of 30 calendar days;
          (b) default in the payment of the principal amount of any Security when due and payable at the Maturity Date, upon declaration or otherwise, or in the payment of any Fundamental Change Purchase Price or Redemption Price when due and payable;
          (c) failure by the Company to comply with its obligation to convert the Securities in accordance with this Indenture upon exercise of a Holder’s conversion right herein and such failure continues for a period of five calendar days;

          (d) default in the payment of the Additional Amount in accordance with Section 6.07 or the Coupon Make Whole Payments in accordance with Sections 6.08 and 6.11, as applicable, when due and payable upon conversion and such default continues for a period of 30 calendar days;
          (e) failure by the Company to issue a Fundamental Change Notice to Holders in accordance with the terms of this Indenture and such failure continues for a period of five calendar days;
          (f) failure by the Company to comply with its obligations under Article 9 hereof;
          (g) failure by the Company to comply with any other covenant or agreement in the Securities or in this Indenture other than those referred to in other clauses of this Section 8.01, and such default continues for a period of 60 calendar days after receipt by the Company of a Notice of Default;
          (h) failure by the Company or any Significant Subsidiary of the Company to make any payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $10,000,000 (or its equivalent in any other currency or currencies) in the aggregate of the Company and/or any Significant Subsidiary of the Company, whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 calendar days after written notice of such acceleration has been received by the Company and/or any Significant Subsidiary of the Company;
          (i) the commencement by the Company or by a Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or of a Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of a Significant Subsidiary of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or by a Significant Subsidiary of the Company in furtherance of any such action; or
          (j) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or a Significant Subsidiary of the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable federal, state or foreign law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary of the Company of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days.
     Notwithstanding anything in this Indenture to the contrary, if in connection with purchases made pursuant to Article 5 or redemptions made pursuant to Article 7, the Company is required to comply with Rule 13e-4, Rule 14e-1 and/or any other tender offer rule under the Exchange Act or applicable state securities laws and such compliance contravenes the terms of this Indenture or the Securities, such compliance will not, standing alone, constitute an Event of Default.
     The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have be given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company’s Paying Agent or any Holder.
     Section 8.02 Acceleration of Maturity; Waiver of Past Defaults and Rescission.
          (a) If an Event of Default (other than those specified in Section 8.01(i) and Section 8.01(j), and as otherwise provided in Section 8.03) occurs and is continuing, then and in every such case the Trustee by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the outstanding Securities by written notice to the Company or the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal amount plus accrued and unpaid interest (including Additional Interest, if any) on all the outstanding Securities to be due and payable, and upon any such declaration such principal amount plus accrued and unpaid interest (including Additional Interest, if any) shall become immediately due and payable.
     Notwithstanding the foregoing, in the case of an Event of Default specified in Section 8.01(i) or Section 8.01(j), 100% of the principal amount plus accrued and unpaid interest (including Additional Interest, if any) on all outstanding Securities will automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     Any payments by the Company on the Securities following any such acceleration will be subject to the subordination provisions of Article 14 to the extent provided therein.
          (b) The Holders of not less than a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee may (x) on behalf of the Holders of the Securities, waive any past Default and its consequences and (y) at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 8 provided, rescind any such acceleration with respect to the Securities and its consequences, except, in each case, an uncured Default described in Sections 8.01(a) or 8.01(b), or in respect of a covenant or provision hereof which under Section 13.02 cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:

               (i) such rescission will not conflict with any judgment or decree of a court of competent jurisdiction; and
               (ii) all existing Events of Default, other than the non-payment of the principal amount plus accrued and unpaid interest (including Additional Interest, if any) on Securities that have become due solely by such declaration of acceleration, have been cured or waived.
     Upon any such waiver, the Default which has been waived shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured, for every other purpose of the Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent.
     No such rescission shall affect any subsequent Default or impair any right consequent thereon.
     Section 8.03 Additional Interest. Notwithstanding anything to the contrary in this Indenture, if so elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with Section 4.10 hereof (including reporting obligations that arise under Section 314(a)(1) of the Trust Indenture Act) will (i) for the first 90 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.25% of the principal amount of the Securities and (ii) from the 91st day until the 180th day following the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at an annual rate equal to 0.50% of the principal amount of the Securities. If the Company so elects, the Additional Interest payable under this Section 8.03 will be payable on all outstanding Securities from and including the date on which such Event of Default first occurs to, but excluding, the 180th day thereafter, or such earlier date on which such Event of Default has been cured or waived or ceases to exist. On the 181st day after such Event of Default, if such Event of Default has not been cured or waived prior to such 181st day, Additional Interest payable pursuant to this Section 8.03 will cease to accrue and the Securities will be subject to acceleration as provided in Section 8.02. This Section 8.03 will not affect the rights of Holders of the Securities in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 8.03 upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in Section 8.02. Any Additional Interest payable pursuant to this Section 8.03 will be payable at the same time, in the same manner and to the same persons as ordinary interest is payable pursuant to the Securities.
     In order to elect to pay the Additional Interest payable pursuant to this Section 8.03 as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.10 (including reporting obligations that arise under Section 314(a)(1) of the Trust Indenture Act) in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and Paying Agent of such election on or before the Close of Business on the date on which such Event of Default first occurs. Upon the failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 8.02.

     Section 8.04 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a Default is made in the payment of the principal amount plus accrued and unpaid interest (including Additional Interest, if any) at the Maturity Date thereof or in the payment of the Fundamental Change Purchase Price or the Redemption Price in respect of any Security, the Trustee may recover, in its own name, and as trustee of an express trust against the Company, and the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued but unpaid interest (including Additional Interest, if any) on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
     Section 8.05 Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.07.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 8.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article 8 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 10.07;

     SECOND: Subject to Article 14, to the payment of the amounts then due and unpaid on the Securities for the principal amount, interest (including Additional Interest, if any), Fundamental Change Purchase Price, Redemption Price, cash in lieu of fractional shares and cash payments made in respect of the Additional Amount or the Coupon Make Whole Payments, if any, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and
     THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.
     Section 8.07 Limitation on Suits. Except to enforce rights in the case of an Event of Default specified in Sections 8.01(a) or 8.01(b), no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
               (i) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;
               (ii) the Holder or Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
               (iii) such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense;
               (iv) the Trustee for 60 days after its receipt of such request and offer of indemnity or security has failed to institute any such proceeding; and
               (v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 8.08 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount, Fundamental Change Purchase Price, Redemption Price, Additional Amount or Coupon Make Whole Payments in respect of, or interest (including Additional Interest, if any) on, the Securities held by such Holder, on or after the respective due or payment dates expressed in the Securities, any Fundamental Change Purchase Date, any Redemption Date or otherwise, as applicable, to convert the Securities in accordance with Article 6 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

     Section 8.09 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 8.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 8.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 8 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 8.12 Control by Holders. The Holders of not less than a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, if an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers and rights vested in it by the Indenture to use the degree of care that a prudent person would use in the conduct of its own affairs. Furthermore, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to the Trustee in its sole discretion against any loss, liability or expense to the Trustee to institute such proceeding as Trustee; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 8.13 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 8.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder pursuant to Section 8.08, or to any suit by Holders holding in the aggregate more than 10% in principal amount of the outstanding Securities.

     Section 8.14 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 9
MERGER, CONSOLIDATION OR SALE OF ASSETS
     Article 8 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 9 shall apply with respect to the Securities.
     Section 9.01 Company May Consolidate, Etc., Only on Certain Terms. The Company shall not, in one transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, convey, transfer, lease or dispose of all or substantially all of the assets of the Company and its Subsidiaries as an entirety or substantially as an entirety, to any Person, or, permit any Person to merge with or into the Company, unless:
          (a) either (i) the Company is the continuing or surviving Person or (ii) the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and such Successor Company expressly assumes by an indenture supplemental hereto (or other joinder agreement, as applicable) all of the obligations of the Company under this Indenture, including payment of the principal amount and interest (including Additional Interest, if any) on the Securities, and the Securities, and the performance and observance of all of the covenants and conditions to be performed by the Company;
          (b) immediately after giving effect to such transaction, no Default has occurred and is continuing; and
          (c) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary exceptions and qualifications), each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with this Indenture.
     Any sale or other disposition of assets by Subsidiaries which would constitute substantially all of the assets of the Company and its Subsidiaries, taken as a whole, shall be subject to the provisions set forth in this Section 9.01.
     Section 9.02 Successor Substituted for Company. Upon the consummation of any transaction effected in accordance with Section 9.01, the Successor Company (if not the Company) shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such Successor Company had been named as the Company herein. Upon such substitution, unless the Successor Company is one or more of the Company’s Subsidiaries, the Company will be released from its obligations under this

Indenture and the Securities, except in the case of a lease of all or substantially all of the properties and assets of the Company and its Subsidiaries.
ARTICLE 10
THE TRUSTEE
     Article 6 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 10 shall apply with respect to the Securities.
     Section 10.01 Duties and Responsibilities of Trustee.
          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of its rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
          (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
               (i) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:
                    (A) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and
                    (B) in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;
               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Securities at the time outstanding determined as provided in Sections 1.05 and Section 15.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
               (iv) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.01;
               (v) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Securities; and
          (c) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Section 10.02 Notice of Defaults. The Trustee shall give the Holders notice of any Default known to it hereunder within 90 days after the occurrence thereof so long as such Default is continuing; provided that (except in the case of any Default pursuant to Sections 8.01(a) or 8.01(b)), the Trustee may withhold such notice if and so long as a committee of Trust Officers of the Trustee in good faith determines that withholding of such notice is in the interest of the Holders of Securities.
     Section 10.03 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 10.01:
          (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary, any assistant secretary or the general counsel of the Company;
          (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense which may be incurred therein or thereby;
          (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);
          (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;
          (g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
          (h) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
          (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and the Indenture; and
          (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.
     Section 10.04 No Responsibility for Recitals, Etc. The recitals contained herein and in the Securities (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any Securities or the proceeds of any Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

     Section 10.05 Trustee, Paying Agents, Conversion Agents or Registrar May Own Securities. The Trustee, any Paying Agent, any Conversion Agent or Security Registrar, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Security Registrar.
     Section 10.06 Monies to be Held in Trust. Subject to the provisions of Section 12.04, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.
     Section 10.07 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 10.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The obligation of the Company under this Section 10.07 shall survive the satisfaction and discharge of this First Supplemental Indenture.
     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Sections 8.01(i) or 8.01(j) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 10.08 Officers’ Certificate as Evidence. Except as otherwise provided in Section 10.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

     Section 10.09 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 10.10 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 10.10 the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company shall not, nor shall any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 10.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 10.
     Section 10.11 Resignation or Removal of Trustee.
          (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Securities. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Security or Securities for at least six (6) months may, subject to the provisions of Section 8.13, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
          (b) In case at any time any of the following shall occur:
               (i) the Trustee shall fail to comply with Section 10.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least six (6) months; or
               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 10.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.13, any Holder who has been a bona fide Holder of a Security or Securities for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition at its own expense any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
          (c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 10.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.
          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 10.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.12.
     Section 10.12 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 10.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 10.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Securities, to secure any amounts then due it pursuant to the provisions of Section 10.07.

     No successor trustee shall accept appointment as provided in this Section 10.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 10.09 and be eligible under the provisions of Section 10.10.
     Upon acceptance of appointment by a successor trustee as provided in this Section 10.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Securities at their addresses as they shall appear on the Security Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 10.13 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 10.09 and eligible under the provisions of Section 10.10.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Securities in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Securities or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 10.14 Preferential Collection of Claims. The Trustee shall comply with Section 311(a) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.
     Section 10.15 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Securities under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE 11
HOLDERS’ LISTS AND REPORTS BY TRUSTEE
     Article 7 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 11 shall apply with respect to the Securities.
     Section 11.01 Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:
               (i) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and
               (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.
     Section 11.02 Preservation of Information; Communications to Holders.
          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.
          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by Section 312(b) of the Trust Indenture Act.
          (c) Every Holder, by receiving and holding the same, agrees with the Company and the Trustee that the Company and the Trustee shall have the protection of Section 312(c) of the Trust Indenture Act and neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 11.03 Reports By Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.
     Section 11.04 Reports by Company.
          (a) The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that the Company’s reporting obligations under Section 314(a)(1) of the Trust Indenture Act shall be as set forth in Section 4.10 hereof.
          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officers’ Certificate).
ARTICLE 12
SATISFACTION AND DISCHARGE
     Article 4 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 12 shall apply with respect to the Securities.
     Section 12.01 Discharge of Indenture. When:
          (a) the Company shall deliver to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled; or
          (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, or deliver to the Holders, as applicable, in trust, cash or U.S. Government Obligations or a combination thereof sufficient to pay, whether at the Maturity Date or with respect to any Fundamental Change Purchase Date or Redemption Date in connection with the purchase, conversion or redemption of all of the outstanding Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered), all amounts due and payable or to become due and payable, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this First Supplemental Indenture shall cease to be of further effect (except as to

(i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Holders to receive payments of principal of and interest (including Additional Interest, if any) on, the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 1.04 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this First Supplemental Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this First Supplemental Indenture or the Securities.
     Section 12.02 Deposited Monies to be Held in Trust by Trustee. Subject to Section 12.04, all monies or U.S. Government Obligations deposited with the Trustee pursuant to Section 12.01 shall be held in trust for the sole benefit of the Holders, and such monies or U.S. Government Obligations shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies or U.S. Government Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Additional Interest, if any).
     Section 12.03 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this First Supplemental Indenture, all monies or U.S. Government Obligations then held by any Paying Agent of the Securities (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies or U.S. Government Obligations.
     Section 12.04 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies or U.S. Government Obligations deposited with or paid to the Trustee for payment of the principal of or interest (including Additional Interest, if any) on Securities and not applied but remaining unclaimed by the Holders of Securities for two years after the date upon which the principal of or interest (including Additional Interest, if any) on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies or U.S. Government Obligations; and the Holder of any of the Securities shall thereafter look only to the Company for any payment that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.
     Section 12.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 12.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
     Section 12.06 Defeasance. The Securities will not be subject to Defeasance. Accordingly, Article 13 of the Original Indenture shall not apply with respect to the Securities.
ARTICLE 13
MODIFICATION AND AMENDMENT
     Article 9 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Article 13 shall apply with respect to the Securities.
     Section 13.01 Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
               (i) to cure any ambiguity or omission or correct any defect or inconsistency contained herein or in the Securities, so long as such action will not adversely affect the interests of the Holders;
               (ii) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company contained herein;
               (iii) to provide for or add guarantees of the Securities;
               (iv) to secure the Securities;
               (v) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company by this Indenture;
               (vi) to provide for uncertificated Securities in addition to or in place of certificated Securities;
               (vii) to make any changes or modifications to this Indenture necessary in connection with the registration of a public offer and sale of the Securities under the Securities Act or the qualification of this Indenture under the Trust Indenture Act;
               (viii) to make any amendment to the provisions of this Indenture relating to the transferring and legending of Securities as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities laws and (b) such amendment does not adversely affect the rights of the Holders;
               (ix) to evidence and provide for the acceptance of the appointment of a successor Trustee; or

               (x) to make any change that does not materially adversely affect the rights of any Holder, provided that any amendment made solely to conform the provisions of this Indenture or the Securities to the “Description of New 4% Notes” section in the Prospectus will be deemed not to materially adversely affect the rights of the Holders.
     Section 13.02 With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the outstanding Securities, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby:
               (i) reduce the percentage in aggregate principal amount of Securities whose Holders must consent to an amendment of this Indenture or to waive any past default;
               (ii) reduce the rate or extend the stated time of payment of any interest (including Additional Interest, if any) on any Security, or change the Company’s obligation to pay Additional Interest, the Additional Amount or Coupon Make Whole Payments;
               (iii) reduce the principal amount, Additional Interest, Additional Amount or Coupon Make Whole Payments, if any, or extend the Maturity Date, of any Security;
               (iv) change the place or currency of payment of principal or interest in respect of any Security;
               (v) make any change that adversely affects the conversion rights of any Security, including any change to the provisions set forth in Article 6;
               (vi) amend or modify in any manner the provisions described under Section 6.17;
               (vii) reduce the Fundamental Change Purchase Price or Redemption Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments, including any extension of the related payment dates or any change to the provisions set forth in Article 5 or Article 7;
               (viii) impair the right of any Holder to receive payment of principal of and interest, including Additional Interest, on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or
               (ix) modify any of the provisions of this Section 13.02 or Section 8.02(b).

     It shall not be necessary for any Act of Holders under this Section 13.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 13.03 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Section 13.03 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 10.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.04, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Section 13.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under Section 13.03, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
     Section 13.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 13 shall conform to the applicable requirements of the Trust Indenture Act.
     Section 13.06 Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to Section 13.03 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.
     Section 13.07 Notice to Holders of Supplemental Indentures. The Company shall cause notice briefly detailing any supplemental indenture to be delivered to each Holder, at his address appearing on the Security Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice to all Holders, or any defect in such notice, shall not impair or affect the legality or validity of such supplemental indenture.
ARTICLE 14
SUBORDINATION
     Section 14.01 Agreement to Subordinate. The Company agrees, and each Holder of Securities by accepting a Security agrees, that the indebtedness evidenced by the Security is subordinated in right of payment, to the extent and in the manner provided in this Article 14, to the prior payment in full (other than contingent indemnification obligations for which no claim has been asserted) in cash or other consideration satisfactory to holders of Senior Indebtedness of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness.

     Section 14.02 Liquidation, Dissolution, Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, any assignment for the benefit of creditors or any marshaling of the Company’s assets and liabilities:
          (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all obligations due in respect of such Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not the claim for such interest would be allowed) in cash or other consideration satisfactory to the holders of the Senior Indebtedness before Holders of Securities shall be entitled to receive any payment with respect to the Securities; and
          (b) until all Senior Indebtedness is paid in full in cash or other consideration satisfactory to the holders of the Senior Indebtedness, any distribution to which holders of Securities would be entitled but for this Article 14 shall be made to holders of Senior Indebtedness, as their interests may appear.
     Section 14.03 Default on Senior Indebtedness and/or Designated Senior Indebtedness.
          (a) In the event of any default in payment of the principal of or premium, if any, or interest on, or any other payment obligation under any Senior Indebtedness beyond any applicable grace period with respect thereto (a “Payment Default”), then, until all such payments due in respect of such Senior Indebtedness have been paid in full in cash or other consideration satisfactory to holders of Senior Indebtedness or such default shall have been cured or waived or shall have ceased to exist, no payment on account of the principal of, cash payments in respect of the Additional Amount or Coupon Make Whole Payments, if any, upon conversion, or interest (including Additional Interest, if any) on the Securities, and no redemption, purchase or other acquisition of the Securities, including payment of the Redemption Price or the Fundamental Change Purchase Price, shall be made by or on behalf of the Company.
          (b) In addition, if the Trustee shall receive written notice from one or more holders of Designated Senior Indebtedness or one or more representatives of such holder or holders that there has occurred and is continuing under such Designated Senior Indebtedness, or any agreement pursuant to which such Designated Senior Indebtedness is issued, any default (other than a Payment Default), which default shall not have been cured or waived, giving the holders of such Designated Senior Indebtedness the right to declare such Designated Senior Indebtedness immediately due and payable (a “Payment Blockage Notice”), then, anything contained in this First Supplemental Indenture to the contrary notwithstanding, no payment on account of the principal of, cash payments with respect to the Additional Amount or Coupon Make Whole Payments, if any, upon conversion, or interest (including Additional Interest, if any) on the Securities, and no redemption, purchase or other acquisition of the Securities, including payment of the Redemption Price or the Fundamental Change Purchase Price, shall be made by or on behalf of the Company during the period (the “Payment Blockage Period”) commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of 179 calendar days thereafter or the date on which such non-Payment Default is cured or waived or shall have ceased to exist.

     Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in Section 14.01 and Section 14.03(a)), unless the holder(s) of such Designated Senior Indebtedness or the representative(s) of such holder(s) shall have accelerated the maturity of such Designated Senior Indebtedness, the Company is required to resume payments on the Securities after the end of such Payment Blockage Period; provided that if the maturity of such Designated Senior Indebtedness is accelerated, no payment may be made on the Securities until such Designated Senior Indebtedness has been paid in full or such acceleration has been cured or waived. No new Payment Blockage Period may be commenced unless 365 calendar days have elapsed since the effectiveness of the prior Payment Blockage Notice. No default under Designated Senior Indebtedness that is not a Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice delivered to the Trustee, unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred, shall be, or be made, the basis of a subsequent Payment Blockage Notice.
          (c) In the event any judicial proceeding shall be pending with respect to any Payment Default with respect to Senior Indebtedness or non-payment default with respect to Designated Senior Indebtedness, then, anything contained in this First Supplemental Indenture to the contrary notwithstanding, no payment on account of the principal of, cash payments in respect of the Additional Amount or Coupon Make Whole Payments, if any, upon conversion, or interest (including Additional Interest, if any) on the Securities, and no redemption, purchase or other acquisition of the Securities, including payment of the Redemption Price or the Fundamental Change Purchase Price, shall be made by or on behalf of the Company.
     Section 14.04 Acceleration of Securities. In the event of the acceleration of the Securities because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any Holder of Securities in respect of any obligations with respect to Securities and may not acquire or purchase from the Trustee or any Holder of Securities any Securities until all Senior Indebtedness has been paid in full in cash or other consideration satisfactory to holders of Senior Indebtedness all amounts due and owning thereunder or such acceleration has been rescinded in accordance with the terms of this First Supplemental Indenture.
     If payment of the Securities is to be accelerated because of an Event of Default (other than Events of Default that result in an automatic acceleration of Securities), the Company shall promptly notify holders of Senior Indebtedness or trustee(s) of such Senior Indebtedness before the acceleration.
     Section 14.05 When Distribution Must Be Paid Over. In the event that the Trustee, any Holder of Securities or any other person receives any payment or distribution of assets of the Company of any kind with respect to the Securities in contravention of any terms contained in this First Supplemental Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Indebtedness, and shall be immediately paid over and delivered to the holders of Senior Indebtedness or their representative(s), to the extent necessary to make payment in full in cash or other consideration satisfactory to the holders of the Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Indebtedness; provided, that the foregoing shall apply to the Trustee only if a Trust Officer has actual knowledge (as determined in accordance with Section 14.11) that such payment or distribution is prohibited by this First Supplemental Indenture.
     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 14, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this First Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders of Securities or the Company or any other person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 14, except if such payment or distribution is made as a result of the willful misconduct or negligence of the Trustee.
     Section 14.06 Notice by Company. The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any obligations with respect to the Securities or the purchase of any Securities by the Company to violate this Article 14, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article 14.
     Section 14.07 Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders of Securities shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Securities) to the rights of Holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Securities have been applied to the payment of Senior Indebtedness. A distribution made under this Article 14 to holders of Senior Indebtedness that otherwise would have been made to Holders of Securities is not, as between the Company and Holders of Securities, a payment by the Company on the Securities.
     Section 14.08 Relative Rights. This Article 14 defines the relative rights of Holders of Securities and holders of Senior Indebtedness. Nothing contained in this First Supplemental Indenture shall otherwise:
          (a) impair, as between the Company and Holders of Securities, the obligation of the Company, which is absolute and unconditional, to pay principal of, interest (including Additional Interest, if any) on, or the Fundamental Change Purchase Price, Redemption Price or cash payments made in respect of the Additional Amount or Coupon Make Whole Payments, if any, upon conversion of, the Securities when due in accordance with their terms;
          (b) affect the relative rights of Holders of Securities and creditors (other than with respect to Senior Indebtedness) of the Company, other than their rights in relation to holders of Senior Indebtedness; or
          (c) prevent the Trustee or any Holder of Securities from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to holders of Securities.
     If the Company fails because of this Article 14 to pay principal of, interest (including Additional Interest, if any) on, or the Fundamental Change Purchase Price, Redemption Price or cash payments made in respect of the Additional Amount or Coupon Make Whole Payments of, a Security on the due date (after the expiration of any applicable grace period), the failure is still a Default or Event of Default.
     Section 14.09 Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or any Holder of Securities or by the failure of the Company or any such Holder to comply with this First Supplemental Indenture.
     Section 14.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative(s).
     Upon any payment or distribution of assets of the Company referred to in this Article 14, the Trustee and the Holders of Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 14.
     Section 14.11 Rights of Trustee and Paying Agent. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article 14 or any other provision of this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee (other than pursuant to Section 14.15), and the Trustee may continue to make payments on the Securities, unless a Trust Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Securities to violate this Article 14. Only the Company or the holder or representative of any class of Senior Indebtedness may give such notice.
     Nothing contained in this Article 14 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 10.07.
     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any agent may do the same with like rights.
     Section 14.12 Authorization to Effect Subordination. Each Holder of a Security by such Holder’s acceptance thereof authorizes and directs the Trustee on the Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 14, and appoints the Trustee to act as the Holder’s attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.05 at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

     Section 14.13 Article Applicable to Paying Agents. In case at any time any paying agent for the Securities other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee.
     Section 14.14 Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness shall have the right to rely upon this Article 14, and no amendment or modification of the provisions contained herein shall diminish or adversely affect the rights of such holders of Senior Indebtedness outstanding at the time of such amendment or modification unless such holders shall have agreed in writing thereto.
     Section 14.15 Permitted Payments. Notwithstanding anything to the contrary contained in this Article 14, the Holders may receive and retain at any time on or prior to the Maturity Date (a) Junior Securities and (b) payments and other distributions made from any trust created pursuant to Article 10. The Holders may receive and retain the following so long as such payment, repurchase, redemption, defeasance or acquisition was not made at a time otherwise prohibited by this Article 14: (x) any regularly scheduled payments of interest, and (y) consideration, including the Fundamental Change Purchase Price, related to any purchase, redemption, defeasance or other acquisition or retirement for value of the Securities upon a change of control transaction to the extent (i) required by this First Supplemental Indenture and (ii) permitted by each agreement governing Senior Indebtedness.
     Section 14.16 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this First Supplemental Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 14 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following, subject to any rights of the Company in respect thereof: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or related thereto; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights or remedies against the Company and any other person.
     Section 14.17 Certain Conversions Deemed Payment. For the purposes of this Article 14 only, (i) the issuance and delivery of Junior Securities upon conversion of Securities in accordance with Article 6 shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities or on account of the purchase or other acquisition of Securities, and (ii) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Article 6), property or securities (other than Junior Securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. Nothing contained in this Article 14 or elsewhere in this First Supplemental Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 6.
ARTICLE 15
MISCELLANEOUS
     Section 15.01 Trust Indenture Act Controls. Section 1.7 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 15.01 shall apply with respect to the Securities.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 15.02 First Supplemental Indenture Controls. This First Supplemental Indenture is executed by the Company, and by the Trustee upon the Company’s request, pursuant to the provisions of Section 9.1 of the Original Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Original Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. Notwithstanding the foregoing, to the extent that any of the terms of this First Supplemental Indenture are inconsistent with, or conflict with, the terms of the Indenture, the terms of this First Supplemental Indenture shall govern.
     Section 15.03 Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:
if to the Company:
Evergreen Solar, Inc.
138 Bartlett Street
Marlboro, Massachusetts 01752
Attention: Chief Financial Officer
Fax: (508) 229-0747

if to the Trustee:
U.S. Bank National Association
633 West 5th Street, 24th Floor
Los Angeles, California 90071
Attention: Corporate Trust Services
(Evergreen Solar 4% Convertible
Subordinated Additional Cash Notes due 2020)
Fax: (213) 615-6197
     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Any notice shall be deemed to have been given: at the time delivered, if delivered in person; on the fifth day after being mailed using the U.S. postal system; upon confirmation of transmission, if delivered by facsimile; or the next Business Day, if sent by overnight courier.
     Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.
     The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Indenture given by the Company, provided, however, that (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an authorized officer of the Company.
     Section 15.04 Communication by Holders with other Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.
     Section 15.05 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:
          (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) if requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 15.06 When Securities Are Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
     Section 15.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
     Section 15.08 Legal Holidays. Section 1.13 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 15.08 shall apply with respect to the Securities.
     If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest (including Additional Interest, if any) shall accrue for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected. In any case where the Maturity Date of any Security is not a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal need not be made on such date, but may be made on the next succeeding day that is a Business Day, with the same force and effect as if made on at the Maturity Date.
     Section 15.09 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 15.10 No Recourse against Others. Section 1.14 of the Original Indenture shall not apply with respect to the Securities (but shall apply with respect to any other series of Securities (as defined in the Original Indenture)). Instead, this Section 15.10 shall apply with respect to the Securities.
     An incorporator, director, officer, employee, Affiliate or stockholder of the Company, solely by reason of this status, shall not have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
     Section 15.11 Successors. All agreements of the Company in this First Supplemental Indenture and the Securities shall bind its respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
     Section 15.12 Multiple Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture.

     Section 15.13 Table of Contents; Headings; Cross-References. The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. Unless otherwise noted, all cross-references in this First Supplemental Indenture are to Articles or Sections of this First Supplemental Indenture.
     Section 15.14 Severability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
     Section 15.15 Calculations. Except as otherwise provided herein, the Company will be responsible for making all calculations called for under this First Supplemental Indenture or the Securities. The Company (or its agents) will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on the Trustee, the Paying Agent, the Conversion Agent and Holders. The Company (or its agents) upon request will provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.
     Section 15.16 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED THEREBY.
     Section 15.17 Consent to Jurisdiction.
          (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Securities, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County and Borough of Manhattan. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
          (b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action proceeding arising out of or relating to this Indenture or the Securities in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     Section 15.18 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Remainder of the page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

EVERGREEN SOLAR, INC.
By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

EXHIBIT A
FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE
_______________, ____
U.S. Bank National Association
633 West Fifth Street, 24th floor
Los Angeles, California 90071
Attention: Corporate Trust Services
Attention: Corporate Trust Services
(Evergreen Solar 4% Convertible
Subordinated Additional Cash Notes due 2020)
Fax: (213) 615-6197

Re:	Evergreen Solar, Inc. (the “Company”) 4% Convertible Subordinated Additional Cash Notes due 2020
     This is a Fundamental Change Purchase Notice as defined in Section 5.01(c) of the First Supplemental Indenture dated as of [•], 2011 (the “First Supplemental Indenture”), which amends and supplements the Indenture dated as of [•], 2011 (the “Original Indenture,” and as amended and supplemented by the First Supplemental Indenture, the “Indenture”) by and between the Company and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.
Certificate No(s). of Securities: _____________________________
(if certificated)
     I intend to deliver the following aggregate principal amount of Securities for purchase by the Company pursuant to Section 5.01 of the First Supplemental Indenture (in integral multiples of $1,000):
$________________________
     I hereby agree that the Securities will be purchased by the Company as of the Fundamental Change Purchase Date pursuant to the terms and conditions thereof and of the Indenture.
Signed: ________________________